As filed with the Securities and Exchange Commission on May 23, 2008

Registration No. 333-150106

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CR ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-2055628 (I.R.S. Employer Identification Number)
623 Fifth Avenue, 32nd Floor New York, New York 10022 (212) 756-8040 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Zimmerman
Chairman of the Board
623 Fifth Avenue, 32nd Floor
New York, New York 10022
(212) 756-8040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 (212) 983-3115—Facsimile	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000 (212) 909-6836—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and will be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 23, 2008

PRELIMINARY PROSPECTUS
CR ACQUISITION CORP.

$150,000,000
15,000,000 Units

CR Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. We intend to identify prospective business combinations in the global retail and consumer products and services industries; however, we may enter into a business combination with a target business outside of these industries if our board of directors determines that such transaction is in the best interests of our public stockholders. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. We will liquidate and distribute the proceeds held in the trust account described below to our public stockholders if we are unable to consummate our business combination within 24 months from the date of this prospectus, or up to 36 months if our stockholders approve an extension period as described in this prospectus.

This is an initial public offering of our securities. We are offering 15,000,000 units. Each unit has an offering price of $10.00 and consists of one share of common stock and one redeemable warrant, or warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of the completion of our initial business combination and [  ], 2009 [one year from the date of the consummation of this offering] and will expire on [  ], 2013 [five years from the date of the consummation of this offering] or earlier upon redemption.

We have granted our underwriters a 30-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any (over and above the 15,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

CR Acquisition I, LLC, our sponsor, has agreed to purchase an aggregate of 4,550,000 warrants at a price of $1.00 per warrant ($4,550,000 in aggregate) in a private placement that will occur immediately prior to the pricing of this offering. The sponsor warrants will be identical to the warrants included in the units being sold in this offering, except that the sponsor warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees and may be exercised by paying cash or on a cashless basis. Our sponsor has agreed not to transfer, assign or sell any of these warrants, subject to limited exceptions, until after the consummation of our business combination. In addition, the holders of the sponsor warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange under the symbol “[  ].U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters’ over-allotment option, (2) its exercise in full and (3) the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “[  ]” and “[  ].WS,” respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves risk. See “Risk Factors” beginning on page 29 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$150,000,000
Underwriting Discounts and Commissions(1)	$0.70	$10,500,000
Proceeds Before Expenses	$9.30	$139,500,000

(1)

Includes deferred underwriting discounts and commissions of 3.5% of the gross proceeds, or $0.35 per unit ($5,250,000 in aggregate), payable to the underwriters only upon consummation of our initial business combination. However, the underwriters have waived their right to the deferred underwriting discounts and commissions with respect to those units as to which the component shares have been converted to cash by public stockholders who voted against the business combination or extension period and exercised their conversion rights. See “Underwriting  —  Underwriting Discounts and Commissions.”

Of the net proceeds we receive from this public offering and the private placement of the sponsor warrants, $148,500,000 ($9.90 per unit) will be deposited into a trust account (of which $5,250,000 or $0.35 per unit is attributable to the underwriters’ deferred discount) maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any income earned on the deferred fees. The funds held in trust (net of taxes and up to $2,300,000 of income earned on the trust account that is permitted to be disbursed to us for working capital purposes) will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation, except to satisfy stockholder conversion rights as described in this prospectus.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about [  ], 2008.

Deutsche Bank Securities
Jefferies & Company	Cowen and Company
The date of this prospectus is , 2008.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our” or “the company” refer to CR Acquisition Corp.;

•	references to the “founders” refer to our sponsor and officers and directors who have purchased, either directly or through our sponsor, founder units;

•

references to the “founder units,” “founder shares” or “founder warrants” refer to the 4,312,500 units, and the shares of common stock and warrants included in such units, acquired by our founders prior to the offering and the private placement for an aggregate purchase price of $25,000. Out of these units, 562,500 units are subject to mandatory forfeiture in the event the underwriters do not exercise their over-allotment option in full;

•

references to our “sponsor” refers to CR Acquisition I, LLC, a newly-formed limited liability company owned by Prentice Capital Management, affiliated funds of Prentice Capital Management, and Mario Ciampi, our Chief Executive Officer and President;

•	references to “Prentice Capital Management” refer to Prentice Capital Management, LP, the manager of our sponsor;

•

references to the “Prentice Funds” refer to Prentice Capital Partners, LP, Prentice Capital Partners QP, LP and Prentice Capital Offshore, Ltd., investment funds managed by Prentice Capital Management;

•

references to the “sponsor warrants” refer to the 4,550,000 warrants to be purchased by our sponsor in the private placement that will close immediately prior to the pricing of this offering at the price of $1.00 per warrant;

•

references to “business combination” refer to our acquisition of, or acquisition of control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination;

•

references to “public stockholders” refer to holders of common stock sold as part of the units in this offering or in the aftermarket, including any founders to the extent that they purchase or acquire such shares of common stock in the offering or aftermarket;

•	the term “target business” refers to an operating business or asset; and

•

unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that our sponsor will forfeit 562,500 units of the 4,312,500 units issued in connection with our formation.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a newly organized blank check company incorporated under the laws of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. We intend to identify prospective business combinations in the global retail and consumer products and services industries; however, we may enter into a business combination with a target business outside of these industries if our board of directors determines that such transaction is in the best interests of our public stockholders. We will focus primarily on industries and target businesses that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

We will seek to capitalize on the significant investing experience and contacts of our Chairman, Michael Zimmerman, the founder, Chief Executive Officer and Chief Investment Officer of Prentice Capital Management, a private investment firm that we refer to, together with the funds and its accounts it manages, as Prentice Capital Management. Launched by Michael Zimmerman in May 2005, Prentice Capital Management focuses on making investments primarily in U.S. companies in the retail and consumer products industries, with a particular focus on companies with market capitalizations of between $500 million and $2 billion. Prentice Capital Management’s investments include direct equity or equity-linked investments in private companies, and Prentice Capital Management works closely with the management teams of these private companies to develop and implement detailed action plans aimed at increasing sales, reducing expenses and maximizing free cash flow. We anticipate that Prentice Capital Management will provide the services of certain of its employees to assist us in our search for an acquisition target. We believe that our access to the experience, capabilities and infrastructure of Prentice Capital Management will enable us to identify, evaluate and structure a successful business combination.

Our Chief Executive Officer and President, Mario Ciampi, the Co-Head of Special Investments at Prentice Capital Management, is a former retail operating executive and strategic consultant for retail and consumer product companies and/or their financial sponsors. As a senior level operating executive at The Children’s Place Retail Stores Inc., a retailer of children’s apparel and accessories, and at The Disney Store, Mr. Ciampi played an integral role in the turnaround and subsequent growth of those businesses both organically and via acquisition. At Prentice Capital Management, Mr. Ciampi has developed and implemented restructuring plans for certain of Prentice Capital Management’s portfolio companies and has assisted in the growth and development of its early stage companies. In addition, our Chief Financial Officer and our independent directors have significant experience in the global retail and consumer products and services industries, whether as a strategic consultant, operator or financial advisor, and we believe such experience will assist us in, among other things, identifying a prospective target business or businesses, conducting due diligence on a target business and negotiating and structuring a transaction with a target business.

Although we intend to focus on identifying acquisition opportunities in the global retail and consumer products and services industries and we will not initially actively seek to identify acquisition opportunities in other sectors, in the event that an opportunity is presented to us in another sector we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity that we believe is in the best interests of our public stockholders. Additionally, if we are unable to identify an acquisition opportunity that we deem to be attractive in the global retail and consumer products and services industries after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other sectors. At present, we are not able to ascertain (i) what opportunities, if any, in sectors outside of the global retail and consumer products and services industries may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the global retail and consumer products and services industries or (iii) which other sectors we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the global retail and consumer products and services industries, we expect that our management, in conjunction with our board of directors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other sectors which are likely to include a significant number of companies which would be attractive acquisition opportunities. In the event we elect to pursue an investment outside of the global retail and consumer products and services industries, the information contained herein regarding the global retail and consumer products and services industries would not be relevant to an understanding of the business that we elect to acquire.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business (or businesses) whose fair market value is at least equal to 80% of our net assets held in the trust account (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount of the underwriters’ deferred discount held in the trust account) at the time of the initial business combination. In the event that an extension to up to 36 months is approved by our stockholders, our net assets held in the trust account at the time of the initial business combination would not include any amounts previously distributed from the trust account pursuant to the exercise of conversion rights in connection with the stockholder vote with respect to the extension. We will not consummate an initial business combination unless we acquire a controlling interest in the target company (meaning more than 50% of the voting securities of the target company). However, we could pursue an initial business combination in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. Additionally, we may seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in the trust account. In order to do so, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination. If our initial business combination is structured as a capital stock exchange transaction or exchangeable share transaction, our board of directors will determine, based on standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, whether the fair market value of the target business meets the 80% threshold. If our board of directors determines that the fair market value of the target business satisfies the 80% threshold, the exchange ratio of our capital stock for the capital stock of the target business will be determined based on the per share value of our capital stock and the capital stock of the target business. If we acquire a less than 100% interest in a target business, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of our net assets held in the trust account.

If we are unable to consummate our initial business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, we will implement our dissolution and liquidation plan, which we expect will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.90 per share of common stock held by them (or approximately $9.87 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on the trust account.

Business Strategy

We have identified the following general criteria and guidelines that we believe are important, and which we will use in evaluating prospective target businesses. However, we may decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

•

Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies or companies with speculative business plans.

•

Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•

Our Ability to Add Value. We will seek to acquire target businesses where we believe we can add value by bringing resources to bear over and above a company’s existing capabilities and non-core competencies. These resources include, but are not limited to, a vast network of contacts and business associates, strong structural and analytical capabilities, experience in management of a public company and an understanding of the public and private markets.

•

Strong Competitive Industry Position. We will seek to acquire target businesses that operate within the global retail and consumer products and services sectors. We will focus on companies with a strong brand franchise, barriers to competition, lower capital requirements and lower technology risks. High growth and attractive investment opportunities in these sectors are driven by numerous factors, including favorable demographic and lifestyle trends, expansion into growing global markets, extension of product lines and innovation.

•

Experienced Management Team. We will seek to acquire target businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the management team of a target business.

We may enter into an initial business combination with a target business that does not meet the above criteria if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders and would otherwise result in stockholder value creation. For instance, our board of directors may determine to pursue a target business that has a valuable asset but is otherwise underperforming due to operational inefficiencies and inexperienced management, or a target business that is undergoing a turnaround but demonstrates strong prospects for future growth.

Competitive Advantages

We believe that we have the following competitive advantages:

•

Experienced Management Team and Board. We will seek to capitalize on the significant investing experience and contacts of our Chairman, Michael Zimmerman, the founder, Chief Executive Officer and Chief Investment Officer of Prentice Capital Management, a New York-based investment firm focused on the retail and consumer products industries. Prior to launching Prentice Capital Management in May 2005, Mr. Zimmerman had been employed since 2000 by S.A.C. Capital Management LLC to manage investments in the retail and consumer industries. Mr. Zimmerman has extensive experience in identifying, negotiating and structuring acquisitions of, and investments in, businesses. Mario Ciampi, our Chief Executive Officer and President, joined Prentice Capital Management in October 2007 and is currently its Co-Head of Special Investments. From January 2007 until October 2007, Mr. Ciampi acted as a consultant to Prentice Capital Management through his consulting firm Trile Partners. From 1995 to 2006, Mr. Ciampi served in various executive capacities for The Children’s Place Retail Stores Inc., a retailer of children’s apparel and accessories, where he was Vice President–Store Development from 1996 to 2000, Sr. Vice President–Operations from 2000 to 2004, and President of The Disney Store–North America from 2004 to 2006. He was instrumental in the acquisition and integration of The Disney Store’s 320 store chain into The Children’s Place organization. Mr. Ciampi is a seasoned retail operator with significant experience in developing and implementing business plans for retail companies. At Prentice Capital Management,

Mr. Ciampi has developed and implemented restructuring plans for certain of Prentice Capital Management’s portfolio companies and has assisted in the growth and development of its early stage companies. In addition, our Chief Financial Officer and our independent directors have significant experience in the global retail and consumer products and services industries, whether as a strategic consultant, operator or financial advisor and we believe such experience will assist us in, among other things, identifying a prospective target business or businesses, conducting due diligence on a target business and negotiating and structuring a transaction with a target business.

Prior to the consummation of a business combination, we intend to leverage the industry experience of our management team and our board of directors by focusing our efforts on identifying a prospective target business or businesses in the global retail and consumer products and services industries, conducting detailed due diligence on any prospective target business and negotiating the terms of such transaction. Subsequent to the consummation of a business combination, we believe that the strengths of our management team and board of directors, particularly their extensive operations experience in the global retail and consumer products and services industries, will be valuable with respect to operating any business we may acquire.

•

Access to Prentice Capital Management Resources and Infrastructure. In addition to the experience and contacts of our management team and board of directors, we will have access to the resources and infrastructure of Prentice Capital Management, the manager of our sponsor. Prentice Capital Management has employees and industry consultants who have extensive investment, trading, restructuring, accounting, mergers and acquisitions, financing, tax, operating and legal experience. Prentice Capital Management has developed a diverse network of operational and transactional relationships that have generated a significant flow of investment opportunities, many of which are proprietary. These relationships include financial sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, investment funds, attorneys, accountants and institutional investors. We believe that our sourcing of acquisition candidates and the recruiting of future managerial talent will benefit from the network of relationships which Prentice Capital Management has developed and the previous experience of its employees and consultants. We anticipate that Prentice Capital Management will provide the services of certain of its employees to assist us in our search for an acquisition target. We believe that our access to the experience, capabilities and infrastructure of Prentice Capital Management will enable us to identify, evaluate and structure a successful business combination, however, we can make no assurances that our access to Prentice Capital Management will result in opportunities to acquire a target business.

•

Established Deal Sourcing Network. We intend to capitalize on the diverse deal-sourcing opportunities that we believe our management team and board of directors bring to us as a result of their investment experience, track record and extensive network of relationships.

•

Disciplined Acquisition Approach. Our management will use the same disciplined approach in acquiring target businesses on our behalf as they have used in connection with their previous investments. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

•	focusing on companies with leading market positions and strong cash flow;

•	engaging in extensive due diligence from the perspective of a long-term investor;

•	investing at low price to cash flow multiples; and

•	seeking companies that would benefit from obtaining public company status.

Conflicts of Interest; Allocation of Business Combination Opportunities

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors has agreed, until the earliest of our initial business combination, 24 months after the consummation of this offering (or up to 36 months if extended pursuant to a stockholder vote) and such time as he or she ceases to be an officer or director of the company, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target business or through other means) in a private company with an enterprise value of between $120,000,000 and $600,000,000, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Prentice Capital Management and the group of funds and accounts that are managed by it or any of its affiliates or (ii) any other fiduciary or contractual duties he or she may have. As a result of the fiduciary duties and/or contractual obligations of our officers and directors, our officers and directors may present a potential business combination to one of their respective affiliated entities prior to us. However, as Prentice Capital Management has historically made acquisitions of distressed companies where its portion of the purchase price was less than $120,000,000, we do not anticipate that Messrs. Zimmerman’s and Ciampi’s affiliation with Prentice Capital Management will result in a conflict of interest with us that would prevent us from pursuing a particular target business that meets our criteria. Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently in respect of Prentice Capital Management and the group of funds and accounts that are managed by it or any of its affiliates or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. Accordingly, business opportunities that may be attractive to the Prentice Capital Management portfolio companies listed above may not be presented to us.

Decisions by us to pursue a particular business opportunity will be made by our board of directors. In accordance with our related person transactions policy and Delaware law, our officers and directors are required to disclose any interest with respect to any transaction involving us. Based on such information and such other information that our board of directors deems appropriate for purposes of evaluating such interest, our board of directors will determine whether such interest would give rise to a conflict of interest. If our board of directors determines that one of our directors has a conflict of interest with respect to a business opportunity, the disinterested members of our board of directors will determine whether or not to pursue such business opportunity. If none of our directors are disinterested with respect to a business opportunity, we will not pursue such business opportunity. In addition, the agreement by our officers and directors to present to us certain business opportunities does not impose a time limitation on our board of directors’ consideration of such business opportunities; however, our board of directors may have limited time to consider such business opportunity pursuant to its terms. Further, the terms on which a particular business opportunity is presented to us may differ from those on which such business opportunity are presented to other entities. In evaluating any business opportunity, our board of directors will devote such time as it determines necessary to properly discharge its fiduciary duties.

While we intend to capitalize on the business contacts and relationships of our management team and board of directors, we will not enter into a business combination with any entity that is affiliated with our sponsor, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our officers, directors or sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. For more information regarding sources of potential acquisition candidates, see “Proposed Business—Consummating a Business Combination—Sources of target business.”

For more information regarding conflicts of interest of our officers and directors, see “Management—Conflicts of Interest.”

Our principal executive offices are located at 623 Fifth Avenue, 32nd floor, New York, New York, 10022, and our telephone number is (212) 756-8040.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team and board of directors, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth in the section below entitled “Risk Factors” beginning on page 29 of this prospectus.

Securities offered	15,000,000 units, at $10.00 per unit, each unit consisting of:
	•	one share of common stock; and
	•	one warrant.
Trading commencement and separation of common stock and warrants

We intend for the units to begin trading on or promptly after the effective date of the registration statement of which this prospectus forms a part. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters’ over-allotment option, (2) its exercise in full and (3) the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three or four business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after its filing. See “Where You Can Find Additional Information” on page 138.

Common stock:
Number outstanding before this offering and the private placement	3,750,000 shares(1)
Number to be outstanding after this offering and the private placement	18,750,000 shares
Warrants:
Number outstanding before this offering and the private placement	3,750,000 warrants(1)
Number to be outstanding after this offering and the private placement	23,300,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$7.00 per warrant, subject to adjustment.
Exercise period

The warrants included in the units sold in this offering will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants and a current prospectus is available. The warrants will become exercisable on the later of:

• the completion of our initial business combination, and
• [ ], 2009 [one year from the date of the consummation of this offering]
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2013 [five years from the date of the consummation of this offering] or earlier upon redemption.

None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, to the extent warrants are exercised for cash, the warrant exercise price will be paid directly to us and not placed in the trust account.

(1) Excludes 562,500 shares or warrants, as applicable, subject to mandatory forfeiture by our sponsor to the extent the underwriters’ over-allotment option is not exercised.

Redemption	At any time after the warrants become exercisable, we may redeem the outstanding warrants (other than the sponsor warrants and the warrants included in the founder units):
	•	in whole and not in part;
	•	at a price of $0.01 per warrant;
	•	upon a minimum of 30 days prior written notice of redemption; and
•

if, and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, which we refer to as the measurement period.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the 30 trading day period through the date scheduled for redemption.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would surrender his or her warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” (defined below) and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average quoted last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise its warrants prior to the date scheduled for redemption.
Founders’ initial investment

On March 13, 2008, we sold 4,312,500 units, which we refer to as founder units, for an aggregate purchase price of $25,000, or approximately $0.006 per unit, to our sponsor. In connection with their service on our board of directors, on April 2, 2008, our sponsor transferred 20,000 founder units to each of our three independent directors at the original issuance price of approximately $0.006 per unit. In addition, on April 2, 2008, our sponsor transferred 25,000 founder units to our Chief Financial Officer. The founder units and the common stock and warrants comprising them, which we refer to as founder shares and founder warrants, respectively, will be identical to the units offered by this prospectus and the common stock and warrants comprising them, except that:

•

our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination or any extension of our corporate existence to up to 36 months following the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination within 24 months following the consummation of this offering;

•	our founders will not be able to exercise conversion rights (as described below) with respect to their founder shares;
•	our founders have agreed to waive their rights to participate in any liquidation distribution with respect to their founder shares if we fail to consummate our initial business combination;
•

our founders have agreed not to transfer, assign or sell any of these securities (subject to certain limited exceptions such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow, with recipients of such transferred securities being referred to as permitted transferees) until 180 days after the consummation of our initial business combination, after which time they will be entitled to registration rights pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering, which we refer to as the registration rights agreement;

•

the founder warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 for any 20 trading days within any 30 trading day period after consummation of our initial business combination;
	•	the founder warrants will not be redeemable by us so long as they are held by a founder or a founder’s permitted transferee;
	•	the founder warrants may be exercised by the holders by paying cash or on a cashless basis; and
•

because the founder warrants were issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

Up to 562,500 of these founder units will be forfeited by our sponsor, to the extent the underwriters do not fully exercise the over-allotment option granted to them, such that the founder units will represent 20% of the outstanding units after the completion of this offering.

Sponsor warrants

Our sponsor has agreed to purchase an aggregate of 4,550,000 sponsor warrants directly from us in a private placement to occur immediately prior to the pricing of this offering at the price of $1.00 per warrant for a total purchase price of $4,550,000. The sponsor warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $4,550,000 purchase price of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of the trust account and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants:
	•	will not be redeemable by us as long as they are held by our sponsor or its permitted transferees;
	•	may be exercised by paying cash or on a cashless basis;
	•	will be subject to certain transfer restrictions until after the consummation of our business combination (see “Prospectus Summary—Escrow of founder units and sponsor warrants”); and
	•	because the sponsor warrants are being issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

In addition, the sponsor warrants and the shares underlying the sponsor warrants will be entitled to registration rights pursuant to a registration rights agreement to be entered into in connection with the private placement.

Proposed AMEX symbols for our:
Units	“[ ].U”
Common stock	“[ ]”
Warrants	“[ ].WS”
Offering proceeds and proceeds from sale of sponsor warrants to be held in trust

Of the proceeds of this offering, $148,500,000 ($9.90 per unit), which includes deferred underwriting discounts and commissions of $5,250,000 ($0.35 per unit), plus the proceeds from our private placement of sponsor warrants of $4,550,000 (approximately $0.30 per unit), will be placed in a trust account at JPMorgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the placement of deferred underwriting discounts and commissions and the purchase price of the sponsor warrants in the trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate the trust account prior to the consummation of our initial business combination. The proceeds held in trust will not be released until the earlier of the consummation of our initial business combination and our liquidation, except to satisfy shareholder conversion rights in connection with an extension vote as described in this prospectus. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to consummate a business combination; provided, however, that to the extent the funds in the trust account earn interest or we are deemed to have earned income thereon, we will be permitted to seek disbursements from the trust account to pay any federal, state and local tax obligations, including income taxes imposed at the applicable rates on income from investments held through the trust account, applicable franchise taxes and any other tax obligations imposed in respect of the trust account, and we will be permitted to seek disbursements of net interest income up to an aggregate of $2,300,000 for working capital purposes and, if necessary, up to an additional $50,000 for costs and expenses of liquidation. The $200,000 initially not held in the trust account will be used for working capital purposes.

Underwriters’ deferred discount

The underwriters have agreed to defer $5,250,000 of the underwriting discounts and commissions, equal to 3.5% of the gross proceeds of the 15,000,000 units being offered to the public, until the consummation of our initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions, reduced ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account.

The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $5,250,000 of deferred underwriting discounts and commissions held in the trust account, all of which will be distributed to our public stockholders on a pro rata basis.

Limited payments to our founders

There will be no fees, reimbursements or other cash payments paid by us to our sponsor or our officers or directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our business combination, other than the following:

•

repayment of a $250,000 loan bearing interest at an annual rate of 4% made by our sponsor to cover offering expenses and other start-up costs, which is to be repaid out of the proceeds of this offering;

•

payment of $10,000 per month to Prentice Capital Management for office space and administrative services and services of personnel of Prentice Capital Management to assist us in our search for an acquisition target, which is to be paid out of the interest income of up to $2,300,000 that may be released to us from the trust account; and

•

reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with certain activities on our behalf, such as identifying and selecting possible business targets and business combinations, which is to be paid out of the funds not held in the trust account plus the interest income of up to $2,300,000 that may be released to us from the trust account.

Amounts held in the trust account that will be released to us upon consummation of our initial business combination	All amounts held in the trust account that are not:

	•	distributed to public stockholders who exercise conversion rights (as described below),
	•	released to us as interest income for working capital purposes,
	•	used to pay any of our tax obligations, or
	•	payable to the underwriters for deferred discounts and commissions, will be released to us upon the consummation of our initial business combination.

Funds released from the trust account to us can be used to pay all or a portion of the purchase price of our initial business combination. If our initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or the financing of other acquisitions or working capital.

Certificate of incorporation; obligations to our stockholders

Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions may only be amended with the affirmative vote of at least 95% of our outstanding shares of common stock. While we have been advised that this limitation on our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions. Among other things, these provisions include a restriction that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to our stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.

Stockholders must approve business combination

We are required to and will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law.

Public stockholders may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or any extension of our corporate existence to up to 36 months from the date of the consummation of this offering in order to complete our initial business combination, our founders have agreed to vote their founder shares in the same manner in which the majority of the shares of common stock are voted by the public stockholders.

In the event that our founders purchase any units or shares of our common stock in the aftermarket, we anticipate that they will vote any shares of common stock so acquired in favor of our initial business combination, in favor of the amendment providing for our perpetual existence in connection with the initial business combination and in favor of an extension of our corporate existence to up to 36 months. To the extent that such founders make purchases of our securities in the aftermarket, such purchases may have an impact on the market price of our common stock. In such case, investors should consider the potential impact of any such purchases on the market price for our common stock and should not place undue reliance on such price, but should instead consider the merits of the proposed business combination in deciding whether or not to vote in favor of such business combination. In addition, such purchases may be made from public stockholders (either directly or indirectly, through designated third parties, in the open market and/or in privately negotiated transactions) that have indicated their intention to vote against the business combination and exercise their conversion rights. Accordingly, the purchase of any units or shares of our common stock in the aftermarket could allow our founders to have an influence on a stockholder vote to approve a business combination or extension period that may have otherwise not been approved by our public stockholders, but for the purchases made by our founders.

Upon the completion of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of a national securities exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

We will only proceed with a business combination if, in addition to any other vote of our stockholders required by applicable law:

	•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting;
	•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock; and
•

conversion rights have been exercised with respect to less than 30% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our business combination and (ii) the stockholder vote to approve our business combination).

We will not propose a business combination to our stockholders that is conditioned on less than 30% of the public stockholders exercising their conversion rights on a cumulative basis, including shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an extension of our corporate existence and, accordingly, the time period within which we may complete our initial business combination and the stockholder vote to approve our initial business combination.

Possible extension of time to consummate a business combination to up to 36 months

Unlike other blank check companies, if we have entered into a definitive agreement relating to an initial business combination within 24 months following the consummation of this offering and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek up to a 12-month extension to complete our initial business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Approval of any extension will require the affirmative vote of the majority of the outstanding shares of our common stock entitled to vote at the special (or annual) meeting called for the purpose of approving such extension.

Public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. However, we will not effect the extension if 30% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of the trust account (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). In such event, if we cannot complete our initial business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 30% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to 12 months in which to complete our initial business combination. We will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds, net of any amounts attributable to the exercise of conversion rights by stockholders in connection with the approval of the extension period, in the trust account for up to 36 months following the consummation of this offering.

Stockholders’ election to convert their shares in connection with the vote on the extended period will only be honored if the extended period is approved.

If, following approval of the extension, at the end of the extended period of up to 36 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conditions to consummating our initial business combination

We must acquire one or more target businesses that have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount of the underwriters’ deferred discount held in the trust account) at the time of the initial business combination. In the event that an extension to up to 36 months is approved by our stockholders, our net assets held in the trust account at the time of the initial business combination would not include any amounts previously distributed from the trust account pursuant to the exercise of conversion rights in connection with the stockholder vote with respect to the extension. In addition, we must acquire a controlling interest in the target company as determined by our board of directors. Our board of directors would most likely consider the following key factors equally in determining whether we have a controlling interest: whether we own a majority of the voting equity interests of the target, the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire, by contract or otherwise).

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of the target business or businesses, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination.

We will not enter into a business combination with any entity that is affiliated with our sponsor, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our officers, directors or sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction.

Conversion rights for stockholders voting to reject a business combination or an extension of our corporate existence and the time period within which we must complete our initial business combination

If our initial business combination is approved and consummated or an extension period is approved, public stockholders voting against our initial business combination or an extension period will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriting discounts and commissions, net of taxes and income of up to $2,300,000 disbursed to us for working capital purposes. In addition, any stockholders voting against the proposed extension of the time period within which we must complete our initial business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. If a proposed extended period or initial business combination is not approved or completed for any reason, then public stockholders voting against such proposed extended period or initial business combination will not be entitled to convert their common stock into a pro rata portion of the trust account. Such stockholders will have the ability to vote against, and exercise their conversion rights with respect to, subsequent proposed initial business combinations.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote required to approve an extension period or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extension and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by it or its affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our founders at a premium to the then current market price (or if our founders refuse to transfer to it some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless:

•	the public stockholder votes against our initial business combination or an extension of our corporate existence and, accordingly, the time period within which we must complete our initial business combination;
•	the initial business combination is approved and completed or the extension is approved; and
•

the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or the proposed extension and provides physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination or the extension.

The foregoing is different from the procedures used by many blank check companies. For more information regarding such differences, see “Proposed Business—Consummating a Business Combination—Procedures required by investors for conversion.”

We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our initial business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our initial business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder’s election to convert and physical or electronic delivery of its stock certificate. Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they own. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to $44,549,990 (assuming no exercise of the over-allotment option and the conversion of the maximum of up to 4,499,999 of the eligible shares of common stock) plus a pro rata portion of any interest retained in the trust account. We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to one share less than 30% of our shares voting against our initial business combination, on a cumulative basis with shares converted as part of the stockholder vote to extend our corporate existence and, accordingly, the time period within which we must complete our initial business combination from 24 months to up to 36 months, if applicable, could convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward.
The initial per-share conversion price is $9.90 per share (or approximately $9.87 per share if the underwriters exercise their over-allotment option in full).

Our founders will not have such conversion rights with respect to the founder shares; however, our founders will have conversion rights with respect to any shares of our common stock that they may acquire in or following this offering.

Dissolution and liquidation if no business combination

If we have not consummated a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law.

Under Section 281(b), the plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. In accordance with Delaware law, we can only make liquidation payments to our public stockholders from the trust account after we have made payment or provision for payment with respect to these claims. While we intend to pay such amounts, if any, from the $2,300,000 of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all claims of creditors. Although we will seek to have all third parties such as vendors, service providers and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements.

The Prentice Funds have agreed to be jointly and severally liable to us if and to the extent any claims by a vendor or a service provider for services rendered or products sold to us or by a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, even if such waiver is subsequently found to be invalid or unenforceable, and (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, the Prentice Funds will only be liable to the extent necessary to ensure that public stockholders receive no less than $9.90 per share upon liquidation.

We cannot assure you that the Prentice Funds will be able to satisfy their obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.90.

Our founders have waived their respective rights to receive distributions upon our dissolution and liquidation prior to our initial business combination with respect to their 4,312,500 founder shares. In addition, the underwriters have agreed to waive their rights to $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, of deferred underwriting discounts and commissions deposited in the trust account in the event we dissolve prior to the consummation of our initial business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of the warrants will terminate upon our liquidation.

We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $75,000 from our remaining assets outside of the trust account. We expect that the $2,300,000 of interest income earned on the trust account available to us for working capital will be sufficient to pay all costs and expenses associated with implementing our plan of distribution. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.

Escrow of founder units and sponsor warrants

On the effective date of the registration statement, our founders will place their founder units into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, and on the date of the consummation of this offering, our sponsor will place its sponsor warrants in such escrow account. Subject to certain limited exceptions (such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the sponsor warrants will not be transferable until after the consummation of our initial business combination, and the founder units will not be transferable until 180 days after the consummation of our initial business combination, at which respective times such securities will be released from escrow.

Interests in our sponsor may not be transferred prior to the expiration of the escrow period, with certain limited exceptions (such as transfers to its members, affiliates and employees of Prentice Capital Management). If we engage in a transaction after the consummation of our initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the founder units will no longer apply.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 29 of this prospectus. Some of our other risks include the following:

•

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective, which is to consummate a business combination.

•

Our founders have conflicts of interest, including their ownership of shares of our common stock that will not participate in a liquidation of the trust account and affiliations with entities that are engaged in business activities similar to those intended to be conducted by us, and these conflicts of interest may affect whether we pursue a specific target business or consummate a business combination.

•

If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive less than $9.90 per share (due to potential claims against us by third parties) and our warrants will expire worthless.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of March 19, 2008
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(64,992)	$222,425
Total assets	282,297	143,472,425
Total liabilities	259,872	—
Value of common stock which may be converted to cash ($9.90 per share, as adjusted)	—	44,549,990
Stockholders’ equity	22,425	98,922,435

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option) and the receipt of $4,550,000 from the sale of the sponsor warrants, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made. The “as adjusted” information also excludes $5,250,000 of deferred underwriting discounts and commissions that are payable only upon the consummation of our initial business combination, reduced ratably for public stockholders who vote against our initial business combination and exercise their conversion rights.

The as adjusted total assets amount includes $143,250,000 to be held in the trust account that will be available to us only upon the consummation of a business combination within the time period described in this prospectus, except that we will be able to seek disbursements of net interest income up to an aggregate of $2,300,000 for working capital purposes. The as adjusted working capital amount excludes such $143,250,000 to be held in the trust account. If we have not consummated a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, our corporate existence will cease and we will promptly distribute to our public stockholders the $148,500,000 held in the trust account (including $5,250,000 representing deferred underwriting discounts and commissions, any accrued interest, net of taxes payable and amounts permitted to be disbursed for working capital purposes, and up to $50,000 to pay costs associated with our liquidation, if necessary) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the sponsor warrants.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock issued in this offering vote against the proposed business combination and on a cumulative basis exercise their conversion rights (including any shares previously converted in connection with a vote, if any, on the extended period). Accordingly, we may consummate a business combination if public stockholders owning up to one share less than 30% of the shares of common stock issued in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to one share less than 30% of the 15,000,000 shares of common stock issued in this offering, or 4,499,999 shares of common stock, at an initial per-share conversion price of $9.90, without taking into account interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual per-share conversion price will be equal to:

•

the amount then on deposit in the trust account, inclusive of any interest thereon (net of taxes and amounts permitted to be disbursed for working capital purposes and up to $50,000 to pay costs associated with our liquidation, if necessary, and calculated as of two business days prior to the proposed consummation of the business combination), divided by

•	the number of shares of common stock issued in the offering outstanding at the time of such conversion.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective, which is to consummate a business combination.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or operating income until, at the earliest, after the consummation of a business combination. Pursuant to our amended and restated certificate of incorporation, we have until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering to consummate a business combination. We may not be able to find a suitable target business within the required time frame.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We will liquidate if we do not consummate a business combination.

Pursuant to our amended and restated certificate of incorporation, we will have 24 months in which to consummate a business combination. If we have entered into a definitive agreement with respect to an initial business combination within 24 months following the consummation of this offering and we anticipate that we may not be able to complete the initial business combination within 24 months, we may seek stockholder approval to extend our corporate existence and, accordingly, the period of time to consummate our initial business combination by up to 12 months. In such case, we will present such proposal to our stockholders. Our corporate existence and the time period in which we must complete our initial business combination will not be extended unless (1) a majority of our outstanding shares of common stock entitled to vote are voted to approve the extension and (2) conversion rights are exercised with respect to less than 30% of the shares sold in this offering. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We view our obligation to liquidate as an obligation to our stockholders. Thus, without the affirmative vote cast at a meeting of stockholders of 95% of the common stock issued in this offering, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time, except in connection with the consummation of a business combination or pursuant to a stockholder vote following our entry into a definitive agreement. We will pay the costs of liquidation, which we currently estimate to be up to $75,000, from our remaining assets outside of the trust account; however, we may request that the trustee release to us an additional amount of up to $50,000 of accrued interest to pay the costs of liquidation.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us or upon the approval of an extension period which the stockholder voted against. In no other circumstances will stockholders have any right or interest of any kind in the trust account.

Unlike other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend our corporate existence and, accordingly, the date before which we must complete an initial business combination to up to 36 months. As a result, the funds may be held in the trust account for up to three years.

Unlike other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek to extend our corporate existence and, accordingly, the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to up to 36 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Without the option of extending to up to 36 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extension to up to 36 months is approved by our stockholders as described in this prospectus, we will have up to an additional 12 months beyond the 24-month period within which to complete our initial business combination. As a result, unless you voted against the extension period and exercised your conversion rights, we may be able to hold the funds in the trust account for 36 months and thus delay the receipt by you of the funds from the trust account on liquidation. This provision to extend our corporate existence may only be amended with the affirmative vote of holders of at least 95% of our outstanding shares of common stock. However, we view this provision terminating our corporate existence in 24 months (or 36 months if the extension is approved) as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.90 per share and our warrants will expire worthless.

We must consummate a business combination having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. If we are unable to consummate a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $9.90 because of claims of creditors not paid out of the $2,300,000 of interest income available to us or otherwise satisfied by the indemnification provided by our sponsor. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor) $9.90 per share plus interest earned on their pro rata portion of the trust account (net of taxes and amounts permitted to be disbursed for working capital purposes), which includes $5,250,000 ($0.35 per unit) of deferred underwriting discounts and commissions and $4,550,000 (approximately $0.30 per unit) of the purchase price of the sponsor warrants. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of the trust account could be liable for claims made by our creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account in the event we do not consummate a business combination within the prescribed time period. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled “Proposed Business—Consummating a Business Combination—Liquidation if no business combination.”

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), we may not be able to consummate a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $2,300,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time. However, our estimates may not be accurate. The $200,000 initially not held in the trust account will be used for working capital purposes. We could use a portion of the funds not being placed in trust or distributed from the trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse termination fee” (a provision in a merger agreement that requires a payment to the target company if the financing for an acquisition is not obtained), or to fund a “no-shop” provision (a provision in letters of intent designed to keep a target business from “shopping” around for transactions with others on terms more favorable to such target business) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse termination fee and subsequently were required to pay such fee as a result of our breach of the acquisition agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. In such event, we would need to obtain additional funds from our founders or another source to continue operations.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) before receiving liquidation distributions.

We have until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering to consummate a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then to investors who exercise conversion rights with respect to such shares, as described below in “Proposed Business—Consummating a Business Combination—Conversion rights.” Only after the expiration of this 24-month (or 36-month) period will public stockholders be entitled to liquidation distributions if we are unable to consummate a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, a registration statement may not be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Except for the founder warrants and the sponsor warrants which were originally issued pursuant to an exemption from registration requirement under the federal securities laws and may be exercised, even if, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of such warrants is not effective, the holders of our warrants will be able to exercise the warrants only if a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we may not be able to do so, and if we do not do so, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the units.

In addition, we have agreed to use our best efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Although historically blank check companies have used a 20% threshold for conversion rights, we allow public stockholders owning up to one share less than 30% of the shares of common stock sold in this offering to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will consummate the initial business combination only if the following three conditions are met: (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, (2) a majority of the outstanding shares of common stock voted by our public stockholders are voted in favor of the business combination, and (3) public stockholders owning less than 30% of the shares of common stock sold in this offering vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination or extension of the time period within which we must complete our business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against a business combination or the extension and the business combination is approved and consummated or the extension is approved. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the

Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination or an extension of the time period within which we must complete our business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. The value of such additional shares may not appreciate over time following a business combination and the market price of the common stock may be less than the per-share conversion price.

We will require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights. In addition, stockholders who tender their shares for conversion will be unable to transfer their shares until their shares are converted to cash or returned.

In connection with tendering their shares for conversion, we will require public stockholders to elect either to physically tender their stock certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which a stockholder holds its shares. If a public stockholder holds its shares electronically and elects to tender physical shares, in order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, such stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. Furthermore, while we expect to mail our proxy statement in connection with the special meeting at least two weeks prior to the stockholders meeting, we may allow less time between the mailing and the meeting, meaning that a holder who requests physical certificates may be unable to obtain and deliver its shares for conversion. Additionally, we will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the trust account until such shares are converted to cash or returned to such stockholders. Therefore, during this period, such stockholders will be unable to transfer their shares, and such stockholders’ election to convert their shares will be irrevocable. If the proposed business combination is not consummated, then a stockholder’s shares will not be converted to cash and will be returned to the stockholder promptly following our determination that the initial business combination will not be consummated even if such stockholder elected to convert.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of the extended period, if applicable, and a business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of a business combination, it is also consummated. Such holder must both vote against such business combination and then exercise its conversion rights to receive a pro rata share of the trust account. We allow public stockholders owning up to one share less than 30% of the shares of common stock sold in this offering to, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our initial business combination in case a larger number of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. See “Proposed Business—Consummating a business combination—Liquidation if no business combination.”

Because we will not be complying with procedures set forth in Section 280 of the Delaware General Corporation Law, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of all existing claims, all pending claims and all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors or service providers that we engage after the closing of this offering (such as accountants, lawyers and investment bankers) and potential target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidation distribution is limited to the lesser of such stockholder’s pro rata share and the amount distributed to the stockholder. We may not properly assess all claims that may be potentially brought against us, and therefore, our stockholders could potentially be liable for any claims to the extent of liquidation distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of the date of such liquidation distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

We cannot predict with certainty the extent to which the funds held in the trust account will be available for distribution to our public stockholders in the event that our corporate existence ceases and we wind up our affairs and liquidate.

We cannot predict with certainty: (1) actual or potential claims or lawsuits that may be brought against us; (2) what waiver agreements, if any, we will be able to obtain from vendors, service providers and target businesses; (3) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; or (4) the ability of our management to ensure that the proceeds held in the trust account are not reduced by claims of vendors, service providers or prospective target businesses. To the extent we are required to make payments in respect of or provide for any such claims, lawsuits, expenses or other costs, the amount of funds held in the trust account for payment to our public stockholders will be reduced.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution may be less than $9.90 per share.

Our placing of funds in trust may not protect those funds from third-party claims against us. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us to waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $9.90 per share held in the trust account due to claims of such creditors. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders the liquidation amounts due them.

Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

Under our amended and restated certificate of incorporation and the indemnification agreements we will enter into with each of our officers and directors, we will agree to indemnify our officers and directors against a variety of expenses (including attorneys’ fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our amended and restated certificate of incorporation or such indemnification agreements, the amount of the money in the trust account may be reduced.

If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders.

Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we consummate a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a Chapter 11 debtor in possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.

There may be tax consequences associated with our acquisition, holding and disposition of a target business.

We may incur significant taxes in connection with effecting acquisitions of, holding, receiving payments from, operating, and disposing of, target businesses.

Because any target business with which we attempt to consummate a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements that are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements that have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Limited information is available for privately held target companies.

We may seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies compared to public companies, and we may be required to rely on the ability of our founders to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Because of the significant competition for business combination opportunities from similarly structured blank check companies, it may be difficult for us to consummate a business combination.

Based on publicly available information, as of May 9, 2008, 156 similarly structured blank check companies listed in the U.S. have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 50 companies have consummated a business combination, while 20 other companies have announced that they have entered into definitive agreements with respect to potential business combinations, but have not yet consummated such business combinations and another 17 will be or have been liquidated. The remaining 69 blank check companies have approximately $13.0 billion in trust and are seeking to consummate business combinations.

There are 90 blank check companies that have publicly filed registration statements and are seeking to complete initial public offerings with potentially $15.8 billion in trust.

While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination, which, in turn, will result in an increased demand for privately-held companies that may be potential acquisition targets for us in these industries. Because of this competition, we may not be able to effectuate a business combination within the required time period. Further, the fact that only 70 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

Because of our limited resources and the significant competition for business combination opportunities from other entities having a business objective similar to ours, it may be difficult for us to consummate a business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these competitors possess greater technical, human and other resources, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction and make us less attractive to a potential target business. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by target businesses. Also, our obligation in certain instances to convert into cash shares of our common stock may reduce the resources available to us for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

We may not be able to successfully compete for an attractive business combination. Additionally, because of this competition, we may not be able to effectuate a business combination within the prescribed time period.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances than we would if we were subject to such rules.

Because we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable currently to ascertain the merits or risks of the target business’s operations.

Because we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of that entity. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

Additionally, an investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitations that our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, our management will have flexibility in identifying and selecting prospective target businesses.

We may issue shares of our capital stock to consummate a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and after giving effect to forfeiture of 562,500 units by our sponsor), there will be 32,950,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no current commitment to do so, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Consummating a Business Combination—Selection of a target business and structuring of a business combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate a business combination, which may adversely affect our leverage and financial condition.

Although we have no current commitment to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to consummate a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our investments in any future joint investment could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.

While we will structure our initial business combination in such a way that we will acquire a controlling interest in the target company, after our initial business combination we may in the future co-invest with third parties through partnerships or a joint investment in a target business or other entities. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar target businesses as us and we may be in competition with them for such target businesses. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third- party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation. In addition, if we were to partner with other entities to acquire a target business, it may result in us reporting a minority interest or equity position related to such target business in our financial statements, which could dilute our earnings.

Our ability to successfully consummate a business combination and to be successful thereafter will be totally dependent upon the efforts of Michael Zimmerman, our Chairman, Mario Ciampi, our Chief Executive Officer and President, and our other officers and directors, some or all of whom may not continue with us following a business combination.

Our ability to successfully consummate a business combination is dependent upon the efforts of Michael Zimmerman, our Chairman, Mario Ciampi, our Chief Executive Officer and

President, and our other directors and officers. We expect Messrs. Zimmerman and Ciampi will devote as much of their time as they deem necessary to our business prior to the consummation of our initial business combination.

We expect that Messrs. Zimmerman and Ciampi will devote less time to our business following our initial business combination. Our officers may not be able to devote either sufficient time, effort or attention to us when we need it. The amount of time that an officer or director will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process. In addition, we do not have any agreement with Messrs. Zimmerman or Ciampi obligating them to devote any specific number of hours to our affairs, and none of our current officers will have entered into employment or consultant agreements with us prior to our initial business combination. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following our initial business combination, some or all of the management associated with a target business may also remain in place.

In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination.

Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide them with compensation following a business combination and as a result, may cause them to have a conflict of interest in determining whether a particular business combination is the most advantageous.

Our officers and directors may be able to remain with the combined company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide them with compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business. However, we believe the ability of our officers and directors to remain with the combined company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that our officers and directors will remain with the combined company after the consummation of a business combination. They may not remain in a senior management or advisory position with the combined company. The determination as to whether our officers and directors will remain with the combined company will be made at the time of our initial business combination.

The officers and directors of any acquired company may resign upon consummation of a business combination.

The role of an acquired company’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquired company’s management team will remain associated with the combined company following a business combination, it is possible that members of the management of an acquired company will not wish to remain in place. If not, then we will be unable to rely on the experience of the target’s management team, and the results of the combined company may suffer.

We may have only limited ability to evaluate the management of the target business.

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members who join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, we expect that they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Our officers and directors may allocate substantial amounts of their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create conflicts of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our officers and directors are currently employed by or affiliated with other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, such requirements could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. These conflicts may not be resolved in our favor.

Our officers and directors are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with other blank check companies, including additional entities that may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. In particular, Michael Zimmerman and Mario Ciampi serve as board members or are otherwise affiliated with other entities that are owned by funds or accounts managed by Prentice Capital Management or its affiliates, including, without limitation, Russ Berrie & Company, Inc., The Wet Seal Inc., Nau, Inc., Goody’s Family Clothing, Inc., KB Toys Inc., Whitehall Jewelers, Inc. and Ascendia Brands, Inc. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. These conflicts may not be resolved in our favor. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the section entitled “Management—Directors and Officers” and “Management—Conflicts of interest.”

Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently in respect of Prentice Capital Management and the group of funds and accounts that are managed by it or any of its affiliates or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. Accordingly, business opportunities that may be attractive to the Prentice Capital Management portfolio companies listed above may not be presented to us.

Because our founders currently own shares of our common stock that will not participate in the liquidation of the trust account and that were acquired at a lower average cost than our public stockholders, a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our founders own units that were issued prior to this offering, but have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock comprising such units if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase an aggregate of 4,550,000 sponsor warrants directly from us in a private placement transaction to occur immediately prior to the pricing of this offering at a purchase price of $1.00 per warrant for a total purchase price of $4,550,000. The units acquired prior to this offering by our founders and any warrants owned by our sponsor will be worthless if we do not consummate a business combination.

The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our stockholders.

In addition, our founders have acquired their founder units at a lower average cost than our public stockholders. As a result, the goals and motivations of our founders in selecting and structuring a business combination may differ from those of our public stockholders.

The requirement that we consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering may give potential target businesses leverage over us in negotiating a business combination, which may permit potential target businesses to extract concessions from us that an operating company or private equity investor would be unwilling to make.

We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the amount in the trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business, and such target businesses may use this leverage to extract concessions from us that an operating company or private equity investor would be unwilling to make, or that we would have been unwilling to make during similar negotiations within the first few months following the consummation of this offering. This risk will increase as we get closer to the time limit referenced above.

The requirement that we consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of- pocket expenses reimbursed.

Each of our founders may receive reimbursement for out-of-pocket expenses incurred by such individual in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, then any expenses incurred by such individuals in excess of the money being held outside of the trust will not be repaid as we will liquidate at such time. On the other hand, if we consummate a business combination within such time period, those expenses will be repaid by the combined company post-business combination. Consequently, our officers and directors may have an incentive to approve and consummate a business combination that may not be in the best interest of our stockholders.

None of our officers or directors has ever been associated with a blank check company, and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our officers and directors to identify and consummate a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate the trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Penny Stock Reform Act of 1990. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•

provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure documents before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding the $5,250,000 held in the trust account representing deferred underwriting discounts and commissions) will provide us with approximately $143,250,000, which will be held in trust and may be used by us to consummate a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in trust at the time of such acquisition. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several target businesses at the same time. However, should our management elect to pursue the acquisition of more than one target business simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, because our initial business combination may entail the simultaneous acquisitions of several target businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their target business will be contingent upon the simultaneous closings of the other acquisitions.

We will depend on interest earned on the trust account balance to fund a portion of our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital that we may need in connection with identifying and selecting one or more target businesses and completing our initial business combination. While we are entitled to have released to us from the trust account for such purposes interest income, net of income taxes on such interest, of up to a maximum of $2,300,000, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment, or fund a “no-shop” provision or a “reverse termination fee” with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. Accordingly, we would need to obtain additional funds from our founders or another source to continue operations, or we may be forced to liquidate.

We may be unable to obtain additional financing, if required, to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement of sponsor warrants will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target business, or the obligation to convert into cash up to one share less than 30% of our shares of common stock from stockholders that vote against a proposed business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering), we will be required to seek additional financing such as debt, equity or co-investment with other investors. Additional financing may not be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, if we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in the potential loss of a portion of your investment. If we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business—Consummating a Business Combination—Liquidation if no business combination.”

Our founders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our founders (including all of our officers and directors) will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). Specifically, upon consummation of this offering, Michael Zimmerman may be deemed to beneficially own 19.5% of our issued and outstanding common stock. As Prentice Capital Management will have voting and investment discretion over CR Acquisition I, LLC, Michael Zimmerman may be deemed to beneficially own all of the shares held by CR Acquisition I, LLC. Our founders’ ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow our founders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our founders and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

None of our founders currently intends to purchase additional units in this offering. In the future, however, our founders may decide, for financial or other reasons, to purchase our securities in the open market or in private transactions in compliance with our insider trading policy and all applicable securities laws. Any decision by our founders to purchase additional securities in the open market or private transactions will be based on the trading price of the securities and a determination that the purchase represents an attractive investment opportunity. Our founders may vote any shares of common stock they acquire following this offering in any manner they choose, at their sole discretion. In the event that our founders purchase any units or shares of our common stock in the aftermarket, we anticipate that they will vote any shares of common stock so acquired in favor of our initial business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination and in favor of an extension of our corporate existence to up to 36 months. To the extent that such founders make purchases of our securities in the aftermarket, such purchases may have an impact on the market price of our common stock. In such case, investors should consider the potential impact of any such purchases on the market price for our common stock and should not place undue reliance on such price, but should instead consider the merits of the proposed business combination in deciding whether or not to vote in favor of such business combination. In addition, such purchases may be made from public stockholders (either directly or indirectly, through designated third parties, in the open market and/or in privately negotiated transactions) that have indicated their intention to vote against the business combination and exercise their conversion rights. Accordingly, the purchase of any units or shares of our common stock in the aftermarket could allow our founders to have an influence on a stockholder vote to approve a business combination or extension period that may have otherwise not been approved by our public stockholders, but for the purchases made by our founders.

If we redeem our public warrants, the founder warrants and sponsor warrants, which are non-redeemable as long as they are held by our founders and sponsor, respectively, or their respective permitted transferees, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrant becomes exercisable;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Because the founder warrants and sponsor warrants are not redeemable as long as they are held by our founders and sponsor, respectively, or their permitted transferees, holders of the founder warrants and sponsor warrants or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our founders paid an aggregate of $25,000, or approximately $0.006 per unit, for their 4,312,500 founder units (including the 562,500 units subject to mandatory forfeiture if the underwriters’ over-allotment option is not exercised) issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founders acquired their units at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.58% or $3.06 per share (the difference between the pro forma net tangible book value per share of $6.94, and the initial offering price of $10.00 per unit), including the effect of certain offering costs for which payment is deferred until consummation of our initial business transaction.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 15,000,000 shares of common stock. In addition, we have issued 4,312,500 founder units prior to this offering and agreed to issue (i) up to an additional 2,250,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to our underwriters is exercised in full; and (ii) 4,550,000 warrants to our sponsor in a private placement to occur immediately prior to this offering. To the extent we issue shares of common stock to consummate a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to consummate the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings. In addition, our sponsor and founders are subject to a lock-up agreement related to the sponsor warrants and founder units until the consummation of our initial business combination and 180 days following the consummation of our initial business combination, respectively. After such time, they will be able to exercise such warrants or sell such units, subject to the usual securities regulations, and such securities will at such times be entitled to registration rights pursuant to the registration rights agreement. Such registration and exercise or sale could have a negative impact on the price of the public warrants and public units. If and to the extent the sponsor warrants and founder warrants are exercised, you will experience further dilution in your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to apply to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our sponsor and/or founders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to consummate a business combination.

Our founders and sponsor are entitled to require us to register the resale of their founder units and sponsor warrants (and the securities underlying such units and warrants), respectively, commencing on the date their founder units or sponsor warrants are released from escrow, which, except in limited circumstances, will not be before the consummation of our initial business combination in the case of the sponsor warrants, and 180 days following the consummation of our initial business combination in the case of the founder units. If our founders or sponsor exercise their registration rights with respect to all of the securities beneficially owned by them as of the date of this prospectus, then there will be an additional 3,750,000 units (after giving effect to forfeiture of 562,500 units by our sponsor assuming the underwriters’ over-allotment option is not exercised) and 4,550,000 warrants eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time period.

If we are deemed to be an investment company under the Investment Company Act of 1940, which we refer to as the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 of the Investment Company Act that invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the United States. By restricting the holdings of the trust account to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of the consummation of our initial business combination, and our liquidation and the return of the funds held in the trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to consummate a business combination.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from a business combination.

It is possible that, following our initial business combination, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, target businesses could cause us not to realize the benefits anticipated to result from a business combination.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from a business combination.

It is possible that, following our initial business combination, the potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from a business combination.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another target business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others advisors. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 30% or more of the shares of common stock issued in this offering voting against the proposed business combination or the extended period, as applicable, and exercising their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering), even if a majority of the outstanding shares of common stock issued in this offering voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred that could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us, and were based on our estimate of the capital required to facilitate our initial business combination.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts permitted to be disbursed for working capital and excluding deferred underwriting discounts and commissions).

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the propriety of expenses incurred on our behalf and subject to reimbursement.

Our founders hold an aggregate of 3,750,000 units (after giving effect to forfeiture of 562,500 units by our sponsor assuming that underwriters’ over-allotment option is not exercised) that they purchased for a purchase price of approximately $0.006 per unit, which is significantly lower than the offering price. We believe the current equity value for these units is significantly lower than the $10.00 per unit offering price because this offering may not succeed and even if it does succeed, the holders of these units will not be able to sell or transfer them while such units remain in escrow, except in certain limited circumstances (such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow) and these units are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination.

Although we believe that three of the members of our board of directors are “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying and selecting potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations, securities regulators may take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” this may not actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target business or acquisitions we select have a total fair market value in excess of 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying only on the judgment of our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may de-list our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Our securities, if listed, may not continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If the American Stock Exchange de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

As a public company registered with the SEC, we will be obligated to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the SEC and any other applicable self-regulatory organization. These laws and regulations may impose obligations that will increase the legal and financial costs required to consummate a business combination and increase the time required to complete a transaction.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Because our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we may acquire a company that has sales or operations outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, including:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	government instability;

•	different or inadequate banking systems;

•	currency fluctuations;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends; or

•	nationalization or expropriation of property.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur and the sales that we generate in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non- U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve an extension period, (2) in connection with a business combination, (3) upon our dissolution and liquidation, (4) for the payment of our tax obligations, (5) to the extent of $2,300,000 of interest (net of taxes) that may be released to us or (6) to the extent of $50,000 to pay our expenses of dissolution and liquidation, if necessary;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination only if it is approved by a majority of the shares of common stock voted by the public stockholders, an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•

if our initial business combination is approved and consummated or an extension period is approved, public stockholders who voted against the business combination or extension period may exercise their conversion rights and receive their pro rata share of the amount then in the trust account;

•

our initial business combination must have a fair market value equal to at least 80% of net assets held in the trust account (net of taxes and amounts permitted to be distributed for working capital and excluding the amount of the underwriters’ deferred discount held in the trust account) at the time of the initial business combination;

•

if a business combination is not consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•

upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law, including our obligations to provide for claims of creditors; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.

Our amended and restated certificate of incorporation requires that we obtain the affirmative vote of at least 95% of our outstanding shares of common stock to amend the above- described provisions. However, the validity of near unanimous consent provisions under Delaware law has not been settled. A court could conclude that the 95% affirmative vote requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions could be amended without the 95% affirmative vote and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions, including by seeking to amend our amended and restated certificate of incorporation to increase or decrease this threshold.

We may qualify as a personal holding company for U.S. federal income tax purposes and thus be subject to a higher rate of tax on our undistributed adjusted taxable income.

A U.S. corporation generally will be classified as a personal holding company (“PHC”) for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). While we do not believe that we will be a PHC following this offering, we may nonetheless be classified from time to time as a PHC. If we are or were to become a PHC in a given taxable year, we would be subject to an additional 15% PHC tax on our undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%). Any such additional taxes would reduce the cash available for distributions (current or upon liquidation) by the company with respect to shares of our common stock and the cash available to us in connection with a business combination.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, the cashless exercise of a warrant could be treated as a taxable transaction to a warrant holder.

The tax treatment of a cashless exercise of a warrant is uncertain. The law is uncertain because the United States federal tax law is unclear and there is no controlling Treasury Regulation or case law authority. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the surrendered warrants. In this case, a U.S. holder’s tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the exercised warrants. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Risks Related to the global retail and consumer products and services industries

While we currently anticipate that we will consummate a business combination in the retail or consumer products and services industries, we are not limited to a prospective target business in such industries. If we consummate a business combination in another industry, the risks listed below may no longer be applicable to us.

Seasonality and weather conditions may cause our operating results to vary from quarter to quarter.

Sales of certain of consumer products and services may be seasonal. For example, sales of outdoor products would tend to increase during warm weather months and decrease during winter. Additionally, sales of home improvement products would typically be concentrated in the spring and summer months, while sales of consumer electronics would generally be concentrated in our fourth quarter preceding the holiday season.

Weather conditions may also negatively impact sales. For instance, we may not sell as many of certain outdoor recreation products (such as lanterns, tents and sleeping bags) as anticipated if there are fewer natural disasters such as hurricanes and ice storms; mild winter weather may negatively impact sales of electric blankets, heaters, some health products and smoke or carbon monoxide alarms; and the late arrival of summer weather may negatively impact sales of outdoor camping equipment and grills. Additionally, sales of home improvement products may be negatively impacted by unfavorable weather conditions and other market trends. Periods of inclement weather may reduce the amount of time spent on home improvement projects. These factors could have a material adverse effect on our business, results of operations and financial condition.

We must successfully anticipate changing consumer preferences and buying trends and manage our product line and inventory commensurate with customer demand.

Our success depends upon our ability to anticipate and respond to changing merchandise trends and customer demands in a timely manner. Consumer preferences cannot be predicted with certainty and may change between selling seasons. We must make decisions as to design, development, expansion and production of new and existing product lines. If we misjudge either the market for our products, the purchasing patterns of our retailers’ customers, or the appeal of the design, functionality or variety of our product lines, our sales may decline significantly, and we may be required to mark down certain products to sell the resulting excess inventory or sell such inventory through our outlet stores, or other liquidation channels, at prices that can be significantly lower than our normal wholesale prices, each of which would harm our business and operating results.

In addition, we must manage our inventory effectively and commensurate with customer demand. A substantial portion of our inventory may be sourced from vendors located outside the United States. We generally may commit to purchasing products before we receive firm orders from our retail customers and frequently before trends are known. The extended lead times for many of our purchases, as well as the development time for design and deployment of new products, may make it difficult for us to respond rapidly to new or changing trends. In addition, the seasonal nature of our business may require us to carry a significant amount of inventory prior to the year-end holiday selling season. As a result, we may be vulnerable to demand and pricing shifts and to misjudgments in the selection and timing of product purchases. If we do not accurately predict our customers’ preferences and acceptance levels of our products, our inventory levels may not be appropriate, and our business and operating results may be adversely impacted.

Our business depends, in part, on factors affecting consumer spending that are out of our control.

Our business depends on consumer demand for our products and, consequently, is sensitive to a number of factors that influence consumer spending, including general economic conditions, disposable consumer income, recession and inflation, incidents and fears relating to national security, terrorism and war, hurricanes, floods and other natural disasters, inclement weather, consumer debt, unemployment rates, interest rates, sales tax rates, fuel and energy prices, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security generally. Adverse changes in factors affecting discretionary consumer spending could reduce consumer demand for our products, change the mix of products we sell to a different mix with a lower average gross margin, slower inventory turnover and greater markdowns on inventory, thus reducing our sales and harming our business and operating results.

Our operations may be dependent upon third-party suppliers whose failure to perform adequately could disrupt our business operations.

We may source a significant portion of parts and products from third parties. Our ability to select and retain reliable vendors who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. We expect not to enter into long-term contracts with our primary vendors and suppliers. Instead, most parts and products will be supplied on a “purchase order” basis. As a result, we may be subject to unexpected changes in pricing or supply of products. Any inability of our suppliers to timely deliver quality parts and products or any unanticipated change in supply, quality or pricing of products could be disruptive and costly to us.

Our operating results can be adversely affected by changes in the cost or availability of raw materials, energy and personnel.

Pricing and availability of raw materials for use in our businesses may be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility may significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

Some products require particular types of glass, paper, plastic, metal, wax, wood or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition. In particular, petroleum-derivative raw materials such as waxes, resins and plastics have experienced price increases in response to, among other things, higher oil prices. If wax prices, resin prices or other material prices rise further in the future we can expect the cost of goods for our businesses to increase. We cannot assure you that we will be able to pass such cost increases to our customers, and such increases could have a material adverse effect on our margins. Similarly, other energy-intensive raw materials such as metal and glass have experienced price increases in response to higher energy prices. If such prices rise further in the future, we can expect the cost of goods to increase, which could have a material adverse effect on our business, results of operations and financial condition.

With the growing trend towards consolidation among suppliers of many of raw materials, we may become increasingly dependent upon key suppliers whose bargaining strength is growing. In addition, many of those suppliers have been reducing production capacity of raw materials in the North American market. We may be negatively affected by changes in availability and price of raw materials resulting from this consolidation and reduced capacity, which could negatively impact our results of operations.

People are a key resource to developing, manufacturing and delivering products and services to our customers around the world. A target business’s ability to recruit, train and retain the highly skilled workforce required by our plans will impact our business. A well-trained, motivated work force has a positive impact on our ability to attract and retain business. Rapid growth may present a challenge to us and our industry to recruit, train and retain our employees while managing the impact of wage inflation and potential lack of available qualified labor in the markets where we could operate. Labor-related actions, including strikes, slowdowns and facility occupations, could also negatively impact our business after a business combination.

We may be subject to several production-related risks that could jeopardize our ability to realize anticipated sales and profits.

In order to realize sales and operating profits at anticipated levels, we may manufacture or source and deliver in a timely manner products of high quality. Among others, the following factors can have a negative effect on our ability to do these things:

•	labor difficulties;

•	scheduling and transportation difficulties;

•	management dislocation;

•	substandard product quality, which can result in higher warranty, product liability and product recall costs;

•	delays in development of quality new products;

•	changes in laws and regulations, including changes in tax rates, accounting standards, and environmental and occupational laws;

•	health and safety laws; and

•	changes in the availability and costs of labor.

Any adverse change in the above-listed factors could have a material adverse effect on our business, results of operations and financial condition.

We may manufacture or source a significant portion of our products from Asia and other global markets. Accordingly, our production lead times may be relatively long. Therefore, we may commit to production in advance of firm customer orders. If we fail to forecast customer or consumer demand accurately we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, results of operations and financial condition.

Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with future customers.

We expect to operate in some highly competitive industries. In these industries, we may compete against numerous other domestic and foreign companies. Competition in the markets in which we expect to operate is based primarily on product quality, product innovation, price and customer service and support, although the degree and nature of such competition will vary by location and product line. We also face competition from the manufacturing operations of some of our potential customers with private label brands.

Some of our competitors may be more established in their industries and have substantially greater revenue or resources than we do. Our competitors may take actions to match new product introductions and other initiatives. Our competitors may source their products from third parties, and our ability to obtain a cost advantage through sourcing may be reduced. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on existing products. Competition could cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

To compete effectively in the future in the global retail and consumer products and services industries, among other things, we must:

•	maintain strict quality standards;

•	deliver products and services on a reliable basis at competitive prices;

•	anticipate and quickly respond to changing consumer demands better than our competitors;

•	maintain favorable brand recognition and achieve customer perception of value;

•	effectively market and competitively price our products and services to consumers in several diverse market segments and price levels; and

•

develop innovative, high-quality products in designs and styles that appeal to consumers of varying groups, tastes and price level preferences, and in ways that favorably distinguish us from our competitors.

Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

Limitations on a target business’s ability to protect its intellectual property rights, including its trade secrets, could cause a loss in revenue and any competitive advantage.

A target business’s products or services, and the processes it uses to produce or provide them, might have been granted U.S. patent protection, might have patent applications pending or might be trade secrets. After a business combination, our business may be adversely affected if our patents are unenforceable, the claims allowed under our patents are not sufficient to protect our technology, our patent applications are denied or our trade secrets are not adequately protected. Our competitors may be able to develop technology independently that is similar to ours without infringing on our patents or gaining access to our trade secrets.

We may be subject to litigation if another party claims that we have infringed upon its intellectual property rights.

The tools, techniques, methodologies, programs and components that a target business uses in order to provide its services may infringe upon the intellectual property rights of others. Infringement claims generally result in significant legal and other costs and may distract management from running its core business. Royalty payments under licenses from third parties, if available, would increase costs. If a license were not available, we might not be able to continue providing a particular product or service, which would reduce our post- business combination revenue. Additionally, developing non-infringing technologies would increase our costs.

If we fail to develop new or expand any existing customer relationships, our ability to grow our business may be impaired.

Our future growth will depend to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with any current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with any existing customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

If we cannot develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

We believe that our future success will depend, in part, upon our ability to introduce innovative design extensions for any existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, manufacturing and marketing of any new products or product innovations, or develop and introduce, in a timely manner, innovations to any existing products that satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner, and at favorable margins, would harm our ability to successfully grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Our results could be adversely affected if the cost of compliance with environmental, health and safety laws and regulations becomes too burdensome.

We expect that our operations will be subject to federal, state and local environmental and health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We anticipate that after our initial business combination we will be in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. However, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot assure you that future material capital expenditures will not be required in order to comply with applicable environmental laws and regulations, which may be too burdensome.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

The global retail and consumer products and services industries are subject to various forms of regulation and intervention by governments throughout the world. A target business’s operations in the United States and internationally can be impacted by changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings. Also, as a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations. Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, changes in export control laws or exchange control laws, additional restrictions on doing business in countries subject to sanctions and changes in laws in countries identified by management for immediate focus. Changes that impact the business environment include changes in accounting standards, changes in environmental laws, changes in tax laws or tax rates, the resolution of audits by various tax authorities and the ability to fully utilize any tax loss carryforwards and tax credits. Compliance-related issues could limit our ability to do business in certain countries. These changes could have a significant financial impact on our future operations and the way we conduct, or if we conduct, business in the affected countries.

We may incur significant costs in order to comply with environmental remediation obligations.

In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may be liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. There can be no assurance that all potential instances of soil or groundwater contamination will have been identified, even for those properties where an environmental site assessment has been conducted. We do not anticipate that any of our remediation obligations will have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement or previously unknown contamination, may give rise to additional unanticipated remediation liabilities that may be material.

Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact any existing customer relationships and our results of operations.

We may sell consumer products to retailers, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as directly to consumers. A significant deterioration in the financial condition of any of our major customers could have a material adverse effect on our sales and profitability. We will regularly monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition. In addition, if we were to operate retail stores, our business would be affected by our ability to negotiate favorable terms and pricing from manufacturers and suppliers with respect to the products that we sell. Such terms may be adversely affected by the markets for such products.

In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a “just-in-time” basis. This will require us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require us to carry additional inventories.

With the growing trend towards retail trade consolidation, we may be increasingly dependent upon key retailers whose bargaining strength is growing. We may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, use of private label brands, price demands and other conditions, which could negatively impact our results of operations.

Our business could involve the potential for product recalls, product liability and other claims against us, which could affect our earnings and financial condition.

In connection with any manufacturing and distribution of consumer products, we may be subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. Additionally, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we may sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we might have large quantities of finished products that we could not sell.

We could also face exposure to product liability claims in the event that one of our products is alleged to have resulted in property damage, bodily injury or other adverse effects. Although we expect to maintain product liability insurance in amounts that we believe will be reasonable, we cannot assure you that we will be able to maintain such insurance on acceptable terms, if at all, in the future or that product liability claims will not exceed the amount of insurance coverage. Additionally, we do not expect to maintain product recall insurance. As a result, product recalls or product liability claims could have a material adverse effect on our business, results of operations and financial condition.

In addition, we face potential exposure to unusual or significant litigation arising out of alleged defects in any of our products or otherwise. We plan to spend substantial resources ensuring compliance with governmental and other applicable standards. However, compliance with these standards will not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. We do not expect to maintain insurance against many types of claims involving alleged defects in our products that do not involve personal injury or property damage. As a result, these types of claims could have a material adverse effect on our business, results of operations and financial condition.

Our product liability insurance program is expected to be an occurrence-based program based on our target’s claims experience and the availability and cost of insurance. We currently do not expect to either self-insure or administer a high retention insurance program for product liability risks. We cannot assure you that our future product liability expenses will not exceed our individual per occurrence self-insured retention.

We may not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several consumer products and services businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating_in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisition or acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	restrictions on the industry in which we may pursue target businesses;

•	our dissolution and liquidation prior to a business combination;

•

our ability to earn sufficient interest income on the trust account to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus);

•	the reduction of the proceeds held in trust due to third-party claims;

•	our selection of a prospective target business;

•	our issuance of our capital shares or incurrence of debt to consummate a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	our dependence on our officers and directors;

•	potential conflicts of interest of our officers and directors;

•	current and potential future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing, if necessary;

•	the control by our founders of a substantial interest in us;

•	the adverse effect the outstanding warrants may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our founders;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	costs of complying with United States securities laws and regulations;

•	our potential dependence on a single company after our initial business combination;

•	regulatory risks, operational risks and market risks;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	our competitive position;

•	outcomes of potential legal proceedings;

•	expected results of operations and/or financial position;

•	effect of international laws or business customs and cultural environments in foreign countries where we may acquire a target business with operations, assets or domicile in such foreign country; and

•	effect of Delaware law on near-unanimous consent requirements for amendments to provisions relating to this offering contained in our amended and restated certificate of incorporation.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as may be required by applicable securities laws, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross Proceeds:
Public offering of units	$150,000,000	$172,500,000
Private placement of sponsor warrants	4,550,000	4,550,000

Total gross proceeds	$154,550,000	$177,050,000

Estimated Offering Expenses (1)
Underwriting discounts and commissions (7% of gross proceeds from units offered to the public) (2)	$10,500,000	$12,075,000
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	6,779	6,779
FINRA registration fee	17,750	17,750
American Stock Exchange application and listing fees	70,000	70,000
Miscellaneous expenses	45,471	45,471

Total offering expenses (3)	$11,100,000	$12,675,000

Net proceeds after offering expenses	$143,450,000	$164,375,000
Net offering proceeds not held in trust	200,000	200,000
Net offering proceeds held in trust account	143,250,000	164,175,000
Deferred underwriting discounts and commissions held in trust	5,250,000	6,037,500

Total amount held in trust	$148,500,000	$170,212,500

Percentage of gross offering proceeds held in trust	99.0%	98.7%

Use of net proceeds not held in trust and up to $2,300,000 of the interest earned on the trust account (net of taxes) that may be released to us to cover working capital requirements

	Actual	Percentage
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiations of a business combination	$1,310,000	52.4%
Legal and accounting fees relating to SEC reporting obligations	200,000	8.0%
Payment of administrative fee to Prentice Capital Management ($10,000 per month for up to 24 months) (4)	240,000	9.6%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	750,000	30.0%

Total (5)	$2,500,000	100.0%

(1)

A portion of the offering expenses, including the SEC registration fee, FINRA registration fee, AMEX application and listing fee, and a portion of the legal and accounting fees will be paid from the $250,000 loan from our sponsor, as further described below. The proceeds of the loan plus interest will be repaid out of the net proceeds of this offering.

(2)

Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3.5%, or $5,250,000, to be held in trust ($6,037,500 if the underwriters’ over- allotment option is exercised in full) until consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at JPMorgan Chase, N.A., maintained by

Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions, and the amount released to the underwriters upon consummation of a business combination will be subject to a $0.35 per share reduction for public stockholders who vote against our initial business combination or the extension period, if any, and exercise their conversion rights.

(3)	Includes $250,000, plus interest, that will be used to repay the loan from our sponsor.

(4)

Assumes our stockholders have not approved an extension of our corporate existence and, accordingly, the time period in which we may consummate a business combination from 24 months to up to 36 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $360,000 ($10,000 per month for up to 36 months) for the administrative fee payable to Prentice Capital Management.

(5)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event the SEC amends its reporting rules in a manner affecting our reporting obligations, we would likely incur greater expenses relating to SEC reporting obligations. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or repay advances from our sponsor or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

Of the net proceeds of this offering, $138,700,000 (or $159,625,000 if the underwriters’ over-allotment option is exercised in full) plus $4,550,000 from the purchase of sponsor warrants, for an aggregate of $143,250,000 (or $164,175,000 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account at JPMorgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. Additionally, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to deferred underwriting discounts and commissions will be deposited into such trust account for a total amount in trust of $148,500,000 (or $170,212,500 if the underwriters’ over-allotment option is exercised in full). The proceeds will not be released from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve an extension period, (2) in connection with the completion of our initial business combination or (3) as part of any liquidation of our trust account. To the extent the funds in the trust account earn interest or we are deemed to have earned income thereon, we will be permitted to seek disbursements from the trust account to pay any federal, state or local income taxes, franchise taxes or other tax obligations in respect of the trust account. We will also be permitted to seek disbursements of net interest income up to an aggregate of $2,300,000 for working capital purposes and $50,000 to pay our expenses of dissolution and liquidation, if necessary. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we consummate a business combination (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing deferred underwriting discounts and commissions). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business we acquired on the consummation of the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, finance the operations of the target business, make other acquisitions and pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target business having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, subject to a majority of the outstanding shares of common stock issued in this offering voted by our public stockholders in favor of the business combination.

We intend to use the $200,000 of net proceeds initially not held in trust plus the interest income of up to $2,300,000 that may be released to us from the trust account for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business combination, as well as a possible down payment, payment of a “reverse termination fee” or pursuant to a “no-shop” provision for a potential business combination, or to bear the costs of liquidation if we are unable to consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. While we do not have any current intention to use these funds as a down payment or to fund a payment of a “reverse termination fee” or pursuant to a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision or “reverse termination fee” would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

We believe that the interest income will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. Although we cannot anticipate the exact rate of interest to be earned on the trust account, recent historical interest rates of U.S. Treasury Bills with less than six-month maturities may be indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release, dated May 5, 2008, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three- month and six-month maturities were yielding, as of the week ended May 2, 2008, 0.84%, 1.16% and 1.48% per annum, respectively. Assuming all funds in the trust account earn interest at the May 5, 2008 Treasury Bill three-month rate of 1.6012%, we anticipate that the funds in the trust account will generate $2,300,000 in interest income within approximately 12 months after the closing of this offering, which we believe will be sufficient to fund our working capital requirements and expenses as incurred. All funds in the trust account may not earn interest at the three-month rate, and such rate is subject to change. Accordingly, it could take us a much longer period of time to earn $2,300,000 in interest income. If we do not generate interest income on the trust account as quickly as we anticipate, or if our working capital and expense requirements otherwise outpace the receipt of such interest income, we could experience liquidity problems.

To the extent that out-of-pocket expenses incurred by our officers and directors exceed the amounts not held in the trust account and the interest income of up to $2,300,000 that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Because the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the consummation of our initial business combination. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest. We will adopt a policy that, prior to the consummation of a business combination, none of our founders, or any entity with which they are affiliated, will be paid, either by us or a target business, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses and the monthly fee of $10,000 paid to Prentice Capital Management for office space and administrative services and services of personnel of Prentice Capital Management to assist us in our search for an acquisition target.

With respect to finder’s fees, we do not currently anticipate that we would enter into any arrangement which would require us to pay a finder’s fee prior to the consummation of a business combination. If such a business combination is consummated, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder’s fees. Even if such a business combination is not consummated, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $2,300,000 of interest earned on the amounts held in the trust account). If we are unable to consummate a business combination and liquidate the company, the Prentice Funds will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses or for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed a waiver of their right to obtain funds from the trust account, we do not ultimately consummate a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account, the Prentice Funds will be liable for such fees and expenses. We cannot assure you that the Prentice Funds will be able to satisfy their obligations. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $9.90 per share upon liquidation.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to consummate a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to consummate a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business that we acquire in the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

Our sponsor loaned to us a total of $250,000, which is expected to be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX application and listing fees, and legal and audit fees and expenses. The loan bears interest at an annual rate of 4% and is due on the earlier of March 13, 2009 and the consummation of this offering. The loan will be repaid out of the net proceeds of this offering.

The proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the holdings in the trust account to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of Investment Company Act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering and, consequently, we may be deemed to be an investment company and thus required to comply with the Investment Company Act. The interest income derived from the holdings in the trust account during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, reverse termination fees or no-shop payments or other activities related to this offering or our initial business combination will exceed $2,500,000 in the aggregate, comprised of $200,000 of net proceeds initially not held in trust plus up to $2,300,000 of net interest income. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time.

We intend to pay Prentice Capital Management a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services and services of personnel of Prentice Capital Management to assist us in our search for an acquisition target. This arrangement is expected to be agreed to by Prentice Capital Management for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. We believe, based on fees for similar services in the New York metropolitan area, that the fee expected to be charged by Prentice Capital Management is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon consummation of our initial business combination or the distribution of the trust account to our public stockholders on a pro rata basis. We have adopted a policy that, prior to the consummation of a business combination, neither our founders nor any entity with which they are affiliated, will be paid, either by us or a target business, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, as described below, and the monthly fee to Prentice Capital Management. However, our founders may receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table to “Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination” and “Working capital, director and officer liability insurance premiums and reserves.” Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Public stockholders will be entitled to receive funds from the trust account (including interest earned on the trust account, net of taxes and amounts permitted to be disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to consummate a business combination, or if such public stockholders convert their shares of common stock into cash in connection with a business combination which we actually consummate or in connection with an extension period that is approved. In no other circumstances will public stockholders have any right or interest of any kind to or in the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to deferred underwriting discounts and commissions held in trust excluding any accrued interest thereon, net of the pro rata amount of deferred underwriting discounts and commissions paid to stockholders who both vote against the business combination or extension period and exercise their conversion rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any accrued interest thereon.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Until the consummation of our initial business combination, our board of directors will retain any earnings for use in our business operations and, accordingly, our board will not declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the exercise of warrants, including the founder warrants and sponsor warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At March 19, 2008, our net tangible book value was a deficit of $64,992. After giving effect to the sale of 15,000,000 shares of common stock included in the units and the sale of the 4,550,000 sponsor warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at March 19, 2008 would have been $98,922,435, or $6.94 per share, representing an immediate increase in net tangible book value of $6.96 per share to the founders and an immediate dilution of $3.06 per share or approximately 30.58% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $44,549,990 less than it otherwise would have been because if we consummate a business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to one share less than 30% of the aggregate number of the shares of common stock issued in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must complete our initial business combination from 24 months to up to 36 months, if applicable, at a per-share conversion price equal to the amount then in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated, in the case of our initial business combination, as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the maximum number of shares eligible for conversion properly exercise their conversion rights:

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors from this offering	$6.96

Pro forma net tangible book value after this offering		$6.94

Dilution to new investors		$3.06

To the extent any warrants outstanding after the close of this offering are exercised, our stockholders will experience further dilution.

For purposes of illustration only, if half of such shares are converted properly (i.e., 15%, or 2,250,000 shares), then the pro forma net tangible book value after the offering would be approximately $121,197,435, or $7.35 per share, representing an immediate dilution of $2.65 per share, or approximately 26.5%, to new investors not exercising their conversion rights.

The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased			Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Founders	3,750,000	(1)	20.0%	$25,000	0.02%	$0.006
New investors	15,000,000		80.0%	$150,000,000	99.98%	$10.000

Total	18,750,000		100.0%	$150,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and insider private placement	$(64,992)
Net proceeds from this offering and the sale of sponsor warrants (2)	143,450,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	87,417
Less: Proceeds from this offering and sale of sponsor warrants held in trust subject to conversion to cash (4,499,999 shares x $9.90)	(44,549,990)

$98,922,435

Denominator:
Shares of common stock outstanding prior to this offering (1)	3,750,000
Shares of common stock included in the units offered	15,000,000
Less: Shares subject to conversion (15,000,000 shares 30% less one share)	(4,499,999)

14,250,001

(1)	After giving effect to forfeiture of 562,500 units by our sponsor, assuming the underwriters’ over-allotment option is not exercised.

(2)	Net of deferred underwriting discounts and commissions and offering expenses.

CAPITALIZATION

The following table sets forth our capitalization at March 19, 2008 and as adjusted to give effect to the sale of our units in this offering and the sale of sponsor warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units and the sponsor warrants:

	March 19, 2008
	Actual	As Adjusted
Note payable to affiliate (1)	$250,000	$—
Common stock, par value $0.0001 per share, 0 and 4,499,999 shares which are subject to possible conversion (2)	—	44,549,990

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 shares of preferred stock authorized; none issued or outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value, 75,000,000 shares of common stock authorized, actual; 4,312,500 shares of common stock issued and outstanding, actual; 75,000,000 shares of common stock authorized, as adjusted; 14,250,001 shares of common stock issued and outstanding (excluding 4,499,999 shares subject to possible conversion), as adjusted	431	1,425	(4)
Additional paid-in-capital (3)	24,569	98,923,585
Deficit accumulated during the development stage	(2,575)	(2,575)

Total stockholders’ equity	22,425	98,922,435

Total Capitalization	$272,425	$143,472,425

(1)	Note payable to our sponsor is payable on the earlier of March 13, 2009 and the consummation of this offering.

(2)

Includes 4,499,999 shares of common stock that are subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to one share less than 30% of the aggregate number of shares of common stock issued in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend our corporate existence and, accordingly, the time period within which we must complete our initial business combination from 24 months to up to 36 months, if applicable, at a per-share conversion price equal to the amount then in the trust account, inclusive of any interest thereon (net of any taxes payable, amounts permitted to be disbursed for working capital purposes and up to $50,000 to pay for costs of liquidation, if necessary, and calculated, in the case of our initial business combination, as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion.

(3)	The as adjusted column includes proceeds of $4,550,000 payable immediately prior to the pricing of this offering from the purchase of the sponsor warrants.

(4)	Assumes that the underwriters’ over-allotment option is not exercised and that 562,500 founder shares included in the founder units sold to our sponsor have therefore been forfeited.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company incorporated under the laws of the State of Delaware on February 21, 2008. We were formed to acquire, or acquire control of, through a business combination, one or more domestic or international operating businesses or assets. We intend to identify prospective business combinations in the global retail and consumer products and services industries; however, we may enter into a business combination with a target business outside of these industries if our board of directors determines that such transaction is in the best interests of our public stockholders. We will focus primarily on target businesses that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in consummating a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

Liquidity and Capital Resources

We estimate that the net proceeds from the sale of the units in this offering and the sale of sponsor warrants in the private placement will be approximately $143,450,000 (or $164,375,000 if the underwriters’ over-allotment option is exercised in full). This entire amount, other than $200,000 for working capital, will be held in the trust account, together with deferred underwriting discounts and commissions of $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full). We intend to use substantially all of the net proceeds of this offering and the private placement of sponsor warrants, including the funds held in the trust account, to consummate a business combination. To the extent that our capital stock is used in whole or in part as consideration to consummate a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing deferred underwriting discounts and commissions) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business we acquire on the consummation of the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, finance the operations of the target business, make other acquisitions and pursue our growth strategy.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $2,300,000 in interest income on the trust account, net of taxes on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for our tax obligations and working capital purposes, will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices of prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $1,310,000 of expenses for legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $240,000 for general and administrative services, including office space and administrative, technological and secretarial services and services of personnel of Prentice Capital Management to assist us in our search for an acquisition target ($10,000 per month for 24 months, which amount may increase to up to $360,000, or $10,000 per month for up to 36 months, if our stockholders approve an extension of our corporate existence and, accordingly, the time period in which we may consummate a business combination to up to 36 months as described in this prospectus), paid to Prentice Capital Management, $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $750,000 for general working capital that will be used for director and officer liability insurance premiums, miscellaneous expenses and reserves, including the cost of liquidation, which we currently estimate to be up to $75,000. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on interest earned of up to $2,300,000 on the amount held in the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of the date of this prospectus, our sponsor has loaned $250,000 to us, for payment of offering expenses and start-up costs on our behalf. The loan bears interest at an annual rate of 4% and is due on the earlier of March 13, 2009 and the consummation of this offering. The loan will be repaid out of the net proceeds of this offering.

The public warrants are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act. The sponsor warrants will be identical to the warrants included in the units being sold in this offering, except that the sponsor warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees and may be exercised by paying cash or on a cashless basis. Our sponsor has agreed not to transfer, assign or sell any of these warrants, subject to limited exceptions, until after the consummation of our business combination. In addition, the holders of the sponsor warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The sponsor warrants and the shares underlying the sponsor warrants will be entitled to registration rights pursuant to the registration rights agreement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above. All such public warrants are only exercisable to the extent we are able to maintain the effectiveness of such registration statement. If a holder of public warrants does not, or is not able to, exercise such warrants, such warrants will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants, liability classification is not required under Emerging Issues Task Force, or EITF, 00-19. We will therefore account for the warrants as equity.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations

As of March 19, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations except for the loan from our sponsor to us.

PROPOSED BUSINESS

Overview

We are a newly organized blank check company incorporated under the laws of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or similar business combination. We intend to identify prospective business combinations in the global retail and consumer products and services industries; however, we may enter into a business combination with a target business outside of these industries if our board of directors determines that such transaction is in the best interests of our public stockholders. We will focus primarily on industries and target businesses that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business (or businesses) whose fair market value is at least equal to 80% of the net assets held in the trust account (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount of the underwriters’ deferred discount held in the trust account) at the time of the initial business combination. In the event that an extension to up to 36 months is approved by our stockholders, our net assets held in the trust account at the time of the initial business combination would not include any amounts previously distributed from the trust account pursuant to the exercise of conversion rights in connection with the stockholder vote with respect to the extension. We will not consummate an initial business combination unless we acquire a controlling interest in the target company (meaning more than 50% of the voting securities of the target company). However, we could pursue an initial business combination in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. Additionally, we may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in the trust account. In order to do so, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination. If our initial business combination is structured as a capital stock exchange transaction or exchangeable share transaction, our board of directors will determine based on standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, whether the fair market value of the target business meets the 80% threshold. If our board of directors determines that the fair market value of the target business satisfies the 80% threshold, the exchange ratio of our capital stock for the capital stock of the target business will be determined based on the per share value of our capital stock and the capital stock of the target business. If we acquire a less than 100% interest in a target business, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of our net assets held in the trust account.

If we are unable to consummate an initial business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering we will liquidate and distribute the proceeds held in the trust account to our public stockholders and our corporate existence will, in accordance with our certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Business Strategy

We have identified the following general criteria and guidelines that we believe are important, and which we will use in evaluating prospective target businesses. However, we may decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

•

Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies or companies with speculative business plans.

•

Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•

Our Ability to Add Value. We will seek to acquire target businesses where we believe we can add value by bringing resources to bear over and above a company’s existing capabilities and non-core competencies. These resources include, but are not limited to, a vast network of contacts and business associates, strong structural and analytical capabilities, experience in the management of a public company and an understanding of the public and private markets.

•

Strong Competitive Industry Position. We will seek to acquire target businesses that operate within the global retail and consumer products and services sectors. We will focus on companies with a strong brand franchise, barriers to competition, lower capital requirements and lower technology risks. High growth and attractive investment opportunities in these sectors are driven by numerous factors, including favorable demographic and lifestyle trends, expansion into growing global markets, extension of product lines and innovation.

•

Experienced Management Team. We will seek to acquire target businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the management team of a target business.

We may enter into an initial business combination with a target business that does not meet the above criteria if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders and would otherwise result in stockholder value creation. For instance, our board of directors may determine to pursue a target business that has a valuable asset but is otherwise underperforming due to operational inefficiencies and inexperienced management, or a target business that is undergoing a turnaround but demonstrates strong prospects for future growth.

Competitive Advantages

Experienced Management Team and Board

We will seek to capitalize on the significant investing experience and contacts of our Chairman, Michael Zimmerman, the founder, Chief Executive Officer and Chief Investment Officer of Prentice Capital Management, a New York-based investment firm focused on the retail and consumer products industries. Prior to launching Prentice Capital Management in May 2005, Mr. Zimmerman had been employed since 2000 by S.A.C. Capital Management LLC to manage investments in the retail and consumer industries. Mr. Zimmerman has extensive experience in identifying, negotiating and structuring acquisitions of, and investments in, businesses. Mario Ciampi, our Chief Executive Officer and President, joined Prentice Capital Management in October 2007 and is currently its Co-Head of Special Investments. From January 2007 until October 2007, Mr. Ciampi acted as a consultant to Prentice Capital Management through his consulting firm Trile Partners. From 1995 to 2006, Mr. Ciampi served in various executive capacities for The Children’s Place Retail Stores Inc., a retailer of children’s apparel and accessories, where he was Vice President–Store Development from 1996 to 2000, Sr. Vice President—Operations from 2000 to 2004, and

President of The Disney Store—North America from 2004 to 2006. He was instrumental in the acquisition and integration of The Disney Store’s 320 store chain into The Children’s Place organization. Mr. Ciampi is a seasoned retail operator with significant experience in developing and implementing business plans for retail companies. At Prentice Capital Management, Mr. Ciampi has developed and implemented restructuring plans for certain of Prentice Capital Management’s portfolio companies and has assisted in the growth and development of its early stage companies. In addition, our Chief Financial Officer and our independent directors have significant experience in the global retail and consumer products and services industries, whether as a strategic consultant, operator or financial advisor, and we believe such experience will assist us in, among other things, identifying a prospective target business or businesses, conducting due diligence on a target business and negotiating and structuring a transaction with a target business.

Prior to the consummation of a business combination, we intend to leverage the industry experience of our management team and our board of directors by focusing our efforts on identifying a prospective target business or businesses in the global retail and consumer products and services industries, conducting detailed due diligence on any prospective target business and negotiating the terms of such transaction. Subsequent to the consummation of a business combination, we believe that the strengths of our management team and board of directors, particularly their extensive operations experience in the global retail and consumer products and services industries, will be valuable with respect to operating any business we may acquire.

Access to Prentice Capital Management Resources and Infrastructure

In addition to the experience and contacts of our management team and board of directors, we will have access to the resources and infrastructure of Prentice Capital Management, the manager of our sponsor. Prentice Capital Management has employees and industry consultants who have extensive investment, trading, restructuring, accounting, mergers and acquisitions, financing, tax, operating and legal experience. Prentice Capital Management has developed a diverse network of operational and transactional relationships that have generated a significant flow of investment opportunities, many of which are proprietary. These relationships include financial sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, investment funds, attorneys, accountants and institutional investors. We believe that our sourcing of acquisition candidates and the recruiting of future managerial talent will benefit from the network of relationships which Prentice Capital Management has developed and the previous experience of its employees and consultants. We anticipate that Prentice Capital Management will provide the services of certain of its employees to assist us in our search for an acquisition target. We believe that our access to the experience, capabilities and infrastructure of Prentice Capital Management will enable us to identify, evaluate and structure a successful business combination, however, we can make no assurances that our access to Prentice Capital Management will result in opportunities to acquire a target business.

Established Deal Sourcing Network

We intend to capitalize on the diverse deal-sourcing opportunities that we believe our management team and board of directors bring to us as a result of their investment experience, track record and extensive network of relationships.

Disciplined Acquisition Approach

Our management will use the same disciplined approach in acquiring target businesses on our behalf as they have used in connection with their previous investments. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

•	focusing on companies with leading market positions and strong cash flow;

•	engaging in extensive due diligence from the perspective of a long-term investor;

•	investing at low price to cash flow multiples; and

•	seeking companies that would benefit from obtaining public company status.

Consummating a Business Combination

General

We were formed to acquire, or acquire control of, a target business through a business combination. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in consummating a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward consummating a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, our management will have flexibility in identifying and selecting prospective target businesses. Accordingly, other than such restrictions, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, except as described above, no limits have been set on the concentration of investments in any location or type of market. Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our initial business combination, we may need to issue additional equity or incur debt to fund the full acquisition price.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our founders is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate.

Sources of target business

Target businesses will be brought to our attention by our founders, through their network of industry and professional advisor relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous and varied opportunities. Target businesses may also be brought to our attention by unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers, may also introduce us to target businesses they think we may be interested in on an unsolicited basis. Such brokers or unaffiliated sources may require a finder’s fee on completion of a business acquisition. Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Prentice Capital Management the $10,000 monthly fee described above. Other than this fee, we have adopted a policy that, prior to the consummation of a business combination, none of our founders or any entity with which any of our founders are affiliated, will be paid, either by us or a target business, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination.

We will not enter into a business combination with any entity that is affiliated with our sponsor, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our officers, directors or sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, our management will have flexibility in identifying and selecting prospective target businesses. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and legal information, technology and operational information, client information and interviews, if possible, and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner. In addition, we must acquire a controlling interest in the target company as determined by our board of directors. Our board of directors would most likely consider the following key factors equally in determining whether we have a controlling interest: whether we own a majority of the voting equity interests of the target, the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire, by contract or otherwise).

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. To the extent we are able to identify multiple target businesses and options as to which business or assets to acquire as part of an initial business combination, we intend to seek to consummate the business combination that is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the state of the capital and debt markets, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and consummate the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. None of our officers or directors or any of their affiliates will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

We were formed for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. We have retained the flexibility to engage in other similar business combinations, because forms of business combinations that are not currently known to us may provide opportunities to enhance stockholder value, which would not otherwise be available if our business combination options were limited to specified types of transactions. For example, depending on the specific circumstances of the target business we seek to acquire, we may desire to structure our initial business combination to take advantage of tax benefits that would not be available with the specified transaction types.

We determined the size of this offering based on our estimate of the capital required to facilitate our initial business combination. We intend to utilize the proceeds of this offering and the private placement of sponsor warrants, our capital stock, debt, or a combination of these as the consideration to be paid in an initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our company’s organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a business combination with one or more target businesses.

Fair market value of target business

Our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, subject to the conversion rights described below, although we may acquire one or more target businesses whose fair market value significantly exceeds 80% of our net assets held in trust at the time of such acquisition. To accomplish this, we may seek to raise additional funds through debt financing or a private offering of equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. In addition, we may partner with other entities to jointly own the target business in order to gain access to greater target businesses, capital and expertise.

Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. Our officers and directors have significant experience evaluating target businesses based upon standards generally accepted by the financial community and have performed such evaluations for many transactions. If our board is not able to independently determine the fair market value of the target business, we will obtain an opinion from an unaffiliated, independent third party appraiser, which is required to be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. Because any opinion, if obtained, would merely state that the fair market value meets the 80% of net assets held in trust threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the business combination complies with the 80% threshold. Nevertheless, we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest.

Possible lack of business diversification

Our initial business combination must be with a target business that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to consummate a business combination with a single target business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single target business, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several target businesses and such target businesses are owned by different sellers, we may need for each of such sellers to agree that our purchase of its target business will be contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of consummating a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty, and we cannot assure you that Messrs. Zimmerman and Ciampi and our other officers and directors will have significant experience or knowledge relating to the operations of the particular target business. Our officers and directors may only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Limited available information for privately held target businesses

We will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Opportunity for stockholder approval of business combination

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence following the consummation of a business combination. In connection with seeking stockholder approval of a business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the vote required for our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or an extension of our corporate existence and, accordingly, the time for us to complete our initial business combination, our founders have agreed to vote their founder shares in the same manner as a majority of the shares of common stock held by our public stockholders vote in respect of such business combination or extension. These voting arrangements do not apply to shares included in units purchased by our founders in or following this offering. Accordingly, our founders may vote such shares on a proposed business combination or a proposed extension any way they choose. However, we anticipate that they will vote such shares in favor of our initial business combination, in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence, and, if we seek an extension of our corporate existence to up to 36 months consummate our initial business combination, in favor of such extension. We will proceed with a business combination only if, in addition to any other vote of our stockholders required by applicable law, (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and (3) public stockholders owning less than 30% of the shares of common stock issued in this offering both exercise their conversion rights described below and vote against the proposed business combination or extension (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering).

Following the consummation of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Extension of time to complete a business combination to up to 36 months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend our corporate existence and, accordingly, the date before which we must complete our business combination by up to an additional 12 months to avoid being required to liquidate. If the extension period is approved by a majority of the outstanding shares of our common stock entitled to vote, we would have a total of up to 36 months from the consummation of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If a majority of the outstanding shares of our common stock entitled to vote at the special (or annual) meeting called for the purpose of approving an extension period do not vote to approve the proposed extension to up to 36 months, or if holders of 30% or more of the shares sold in this offering vote against the proposed extension to up to 36 months and elect to convert their shares into a pro rata share of the trust account (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering), we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to our public stockholders. Subject to the foregoing, approval of the extension to up to 36 months will require the affirmative vote of the majority of our outstanding shares of common stock entitled to vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote with respect to such extension and have agreed to waive their conversion rights.

If the majority of the outstanding shares of our common stock entitled to vote at the special (or annual) meeting called for the purpose of approving such extension are voted in favor of such extension and less than 30% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering), we will then have an additional period of up to 12 months in which to complete the initial business combination.

If the proposal for the extension to up to 36 months is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will proceed with a business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 30% of the shares of common stock sold in this offering vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering).

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of (1) income taxes payable on such interest, (2) the interest income previously released to us to pay our tax obligations and to fund our working capital requirements, (3) any conversion payments made with respect to shares of common stock converted in connection with the vote to approve an extension period, and (4) $50,000 to pay our expenses of dissolution and liquidation, if necessary.

Conversion rights

At the time we seek stockholder approval of any extended period or business combination, we will offer to each public stockholder the right to have such stockholder’s shares of common stock converted to cash. Stockholders voting against (1) the extension will only have the right to cause us to convert their shares if the extension is approved and (2) the initial business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. If a proposed extended period or initial business combination is not approved or completed for any reason, then public stockholders voting against such proposed extended period or initial business combination will not be entitled to convert their common stock into a pro rata portion of the trust account. Such stockholders will have the ability to vote against, and exercise their conversion rights with respect to, subsequent proposed initial business combinations. Our founders will not have such conversion rights with respect to the founder shares; however, our founders will have conversion rights with respect to any shares of our common stock that they may acquire in or following this offering. The actual per-share conversion price will be equal to the amount then in the trust account, which shall include the deferred underwriting discounts and commissions and the purchase price of the sponsor warrants, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated, in the case of our initial business combination, as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion. Without taking into account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be $9.90, or $0.10 less than the per-unit offering price of $10.00. Because the initial per share conversion price is $9.90, which may be higher than the market price of the common stock on the date of the conversion, there may be an incentive on the part of public stockholders to exercise their conversion rights.

If a business combination or extended period is approved, stockholders that vote against the business combination or extended period and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $5,250,000 ($0.35 per share) of deferred underwriting discounts and commissions held in the trust account.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or extension and the business combination is approved and consummated or the extension is approved. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our initial business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our initial business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder’s election to convert and physical or electronic delivery of its stock certificate. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not consummate any business combination if public stockholders owning 30% or more of the shares sold in this offering, both exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of our corporate existence and, accordingly, the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination and vote against the business combination or extension (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering).

Our threshold for conversion has been established at 30% in order to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. Voting against the business combination alone will not result in conversion of a stockholder’s shares at the applicable conversion price. To do so, a public stockholder must also exercise the conversion rights and comply with the conversion procedures described below. Because we will not know how many of our public stockholders may exercise such conversion rights, we may need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a higher percentage of our public stockholders exercise their conversion rights than we expect. Even if public stockholders owning less than 30% of the shares of common stock sold in this offering exercise their conversion rights, we may be unable to consummate a business combination if after such conversion we would have insufficient funds to acquire or merge with a business with a fair market value greater than 80% of the net assets held in the trust account (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount of the underwriters’ deferred discount held in the trust account) at the time of such acquisition. To compensate for the potential shortfall in cash, we may be required to seek additional financing or to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary conversion threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of our corporate existence and, accordingly, the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extension period and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by it or its affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to it some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

Procedures required by investors for conversion

Subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering, an eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder wishes to exercise its conversion rights, it must vote against the proposed business combination or extension, demand that we convert its shares into cash by marking the appropriate space on the proxy card, and provide physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination or extension. If, notwithstanding the stockholder’s vote, the proposed business combination is consummated or the proposed extension is approved, then such stockholder will be entitled to receive a pro rata share of the trust account, including any undistributed interest earned thereon (net of taxes) and the deferred underwriting discounts and commissions, as calculated, in the case of our initial business combination, as of two business days prior to the consummation of the proposed business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period. The stockholder will not be able to transfer its shares following the approval of our initial business combination by our stockholders unless the definitive agreement relating to the proposed business combination is terminated. A stockholder who exercises its conversion rights will exchange its shares of our common stock for cash and will no longer own those shares of common stock, although it will still have the right to exercise any warrants such stockholder still holds. If the proposed business combination is not consummated, then a stockholder’s shares will not be converted to cash and will be returned to the stockholder promptly following our determination that the initial business combination will not be consummated even if such stockholder elected to convert.

In connection with tendering their shares for conversion, we will require public stockholders to elect either to physically tender their stock certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which a stockholder holds its shares. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their shares at the stockholders’ meeting.

In order to physically deliver their share certificates, stockholders will have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholders meeting and the closing of our initial business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted to cash. In the event that a stockholder tenders its shares and decides prior the stockholder meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our initial business combination is not completed or an extension is not approved, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following our determination that the initial business combination will not be consummated or that the extension has not been approved. We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our initial business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our initial business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder’s election to convert and physical or electronic delivery of its stock certificate. In each case, we will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the trust account until such shares are converted to cash or returned to such stockholders. Therefore, during this period, such stockholders will be unable to transfer their shares, and such stockholders’ election to convert their shares will be irrevocable.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise conversion rights to tender their shares prior to the meeting because the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process in the event that a business combination is approved; however, there would be an increased cost of $35 to stockholders electing to convert as compared to the traditional process in the event that a business combination is not approved.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. These steps, coupled with our 30% conversion threshold and our limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering, may minimize conversions and avoid rejection of our proposed initial business combination.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. This provision may not be amended except by the affirmative vote of a majority of our outstanding shares of common stock entitled to vote in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating, pursuant to the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate existence 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering as an obligation to our stockholders and we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to consummate our initial business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then- pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. In accordance with Delaware law, we can only make liquidation payments to our public stockholders from the trust account after we have made payment or provision for payment with respect to these claims. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes and up to $2,300,000 that may be disbursed to us for working capital purposes and up to $50,000 of accrued interest that we may request from the trustee to pay for dissolution costs and expenses) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our founders have waived their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the shares of common stock owned by them prior to this offering. In addition, the underwriters have agreed to waive their rights to $5,250,000 (or $6,037,500 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $50,000 of accrued interest not required to pay income taxes on interest income from the trustee to pay for dissolution costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.90 (of which $0.35 per share is attributable to deferred underwriting discounts and commissions), or $0.10 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $9.90, plus interest (net of taxes and up to $2,300,000 that may be disbursed to us for working capital and up to $50,000 of accrued interest that we may request from the trustee to pay for dissolution costs and expenses), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would examine the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would analyze the alternatives available to us and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. The Prentice Funds have, however, agreed, to indemnify us against claims from such vendors, service providers and other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate business combination with such target business. However, the Prentice Funds are liable only to the extent necessary to ensure that the proceeds in the trust account are not reduced. The indemnification provisions are set forth in a letter agreement, dated as of May 23, 2008, executed by the Prentice Funds and us. The letter agreement specifically sets forth that the indemnification from the Prentice Funds will not be available (1) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, even if such waiver is subsequently found to be invalid or unenforceable, and (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $9.90 per share upon liquidation. We will not reimburse the Prentice Funds for payments it may make.

We believe that the board of directors would be obligated to pursue a potential claim for reimbursement from the Prentice Funds pursuant to the terms of their agreement with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. The Prentice Funds have agreed to reimburse us to the extent we fail to obtain waivers from vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, or claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. If such a waiver is not obtained and the Prentice Funds do not reimburse us, the board of directors would make a fiduciary determination regarding whether or not to pursue a claim for reimbursement. However, if any liability occurs with respect to a claim other than by a vendor, service provider or other entity that is owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business, we will have no recourse against the Prentice Funds. Based on representations made to us by the Prentice Funds, our board of directors is satisfied that the Prentice Funds are capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that the Prentice Funds would be able to satisfy those obligations. Furthermore, there could be claims, including contingent or conditional claims, from parties other than service providers or vendors that would not be covered by the indemnity from the Prentice Funds, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders with respect to a liquidation distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidation distributions to our stockholders as soon as reasonably possible after 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent ten years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers or investment bankers or prospective target businesses.

If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders. Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we complete a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a Chapter 11 debtor in possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is consummated by us or upon approval of an extension period that the stockholder voted against. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve an extension period, (2) in connection with a business combination, (3) upon our dissolution and liquidation, (4) for the payment of our tax obligations, (5) to the extent of $2,300,000 of interest (net of taxes) that may be released to us or (6) to the extent of $50,000 to pay our expenses of dissolution and liquidation, if necessary;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination only if it is approved by a majority of the shares of common stock voted by the public stockholders, an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•

if our initial business combination is approved and consummated or an extension period is approved, public stockholders who voted against the business combination or extension period may exercise their conversion rights and receive their pro rata share of the amount then in the trust account;

•

our initial business combination must have a fair market value equal to at least 80% of our net assets (net of taxes and amounts permitted to be disbursed for working capital and excluding deferred underwriting discounts and commissions) at the time of the initial business combination;

•

if a business combination is not consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•

upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law, including our obligations to provide for claims of creditors; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.

Our amended and restated certificate of incorporation requires that we obtain the affirmative vote of at least 95% of our outstanding shares of common stock to amend the above- described provisions. However, the validity of near unanimous consent provisions under Delaware law has not been settled. A court could conclude that the 95% affirmative vote requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions could be amended without the 95% affirmative vote and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders. Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not take any action to waive or amend any of these provisions, including by seeking to amend our amended and restated certificate of incorporation to increase or decrease this threshold. In addition, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and consummating business combinations, directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target businesses:

•

our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	our obligation to convert to cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•

the requirement to acquire a target business that has a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial business combination;

•	our outstanding warrants, and the potential future dilution they represent, may not be viewed favorably by certain target businesses; and

•

our inability to pay a substantial break-up fee to a target business in the event we are unable to consummate the business combination or to provide for an indemnity in case of breach of a definitive agreement.

If we succeed in consummating a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 623 Fifth Avenue, 32nd floor, New York, New York, 10022. The cost for this space is included in the $10,000 monthly fee that Prentice Capital Management will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our initial business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the New York, New York metropolitan area, that the fee charged by Prentice Capital Management is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to us, adequate for our current operations.

Employees

We currently have only three officers. Our officers and directors are not required to, and will not, commit their full time to our affairs. The amount of time they will devote in any period will vary based on whether a target business has been selected and the stage of the acquisition process we are in. Our officers are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. In particular we expect Mr. Zimmerman will devote as much of his time as he deems necessary to our business prior to the consummation of our initial business combination. Because we will seek to acquire target businesses that have strong, experienced management teams, we expect that Messrs. Zimmerman and Ciampi will devote less time to our business following our initial business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide stockholders with audited financial statements of the target business to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2009. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls.

The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.

Code of Ethics

We will adopt a code of ethics that applies to directors, officers and employees that complies with the rules and regulations of the American Stock Exchange. We will file a copy of our code of ethics as an exhibit to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Comparison to Offerings of Blank Check Companies under Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over- allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$148,500,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker- dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $148,500,000 of net offering proceeds held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital, and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business

	Terms of Our Offering	Terms Under a Rule 419 Offering

begin separate trading five business days (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters’ over-allotment option, (2) its exercise in full and (3) the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three or four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

Exercise of the warrants

The warrants cannot be exercised until the later of the consummation of a business combination and one year from the date of the consummation of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will give our stockholders the opportunity to vote on our initial business combination, and in the event that a majority of the outstanding shares of common stock issued in this offering vote in favor of the proposed business combination and a majority of the outstanding shares of our common stock entitled to vote approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, we will proceed with the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert its shares of common stock into its pro rata share of the trust account (including the amount held in the trust account representing a portion of the underwriting discount); provided that if holders of 30% or more of our outstanding common stock issued in this offering both elect to convert their shares of common stock and vote against either the proposed business combination or the extension, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

entitled to the return of any funds. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”

Business combination deadline	A business combination must occur within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds

The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination and our dissolution and liquidation upon failure to consummate a business combination within the allotted time; provided that taxes on the income in the trust account will be paid from the trust account, a portion of the interest on the trust account will be distributed to us as described below, and a portion of the funds in the trust account may be used for payments with respect to

The proceeds held in the escrow account would not be released until the earlier of the consummation of a business combination and the failure to consummate a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
shares of common stock converted in connection with the vote to approve an extension period.
Interest earned on the trust account

The interest earned on the trust account will be held in the trust account for use in completing a business combination or released to investors pro rata upon exercise of their conversion rights or to investors upon our liquidation in the event of our failure to timely effect a business combination; provided, however, a portion of the interest earned on the trust account (net of taxes on such interest) will be released to us to cover our tax obligations and our operating expenses. We will withdraw interest until a maximum of $2,300,000 of such interest has been released from the trust account for working capital purposes plus up to $50,000 to pay costs associated with our liquidation, if applicable.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to consummate a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Officers

Our directors and officers are as follows:

Name	Age	Position
Michael Zimmerman	37	Chairman of the Board of Directors
Mario Ciampi	47	Chief Executive Officer, President and Director
Joel R. Wiest	52	Chief Financial Officer
Jeffry M. Aronsson	55	Director
William R. Blumberg	62	Director
Melanie B. Cox	48	Director

Michael Zimmerman has been our Chairman since March 2008. Mr. Zimmerman is the founder and Chief Executive Officer of Prentice Capital Management, a New York-based private investment firm focused on the retail and consumer industries. Prior to launching Prentice Capital Management in May 2005, Mr. Zimmerman had been employed from 2000 until May 2005 by S.A.C. Capital Management LLC as Portfolio Manager for S.A.C. Capital’s retail/consumer portfolio. Mr. Zimmerman began his investment career at Lazard Asset Management where he worked from 1994 to 1999 covering retail and consumer companies, homebuilders and utilities. During the period 1999 to 2000, he worked at Omega Advisors as an analyst specializing in retail/consumer companies, advising Leon Cooperman, Omega’s Senior Partner. Mr. Zimmerman currently is a member of the board of directors of Russ Berrie & Company, Inc., a company that designs, develops and distributes gift, infant and juvenile products to specialty and mass market retailers worldwide, and is a member of the board of directors of The Wet Seal, Inc., a national specialty retailer of contemporary apparel and accessory items, and Nau, Inc., a private outdoor apparel company. Mr. Zimmerman graduated from Harvard College in 1992 with a BA in Economics.

Mario Ciampi has been our Chief Executive Officer, President and a member of our board of directors since March 2008. Since October 2007, Mr. Ciampi has been an employee of Prentice Capital Management. From February 2008, Mr. Ciampi had been the interim Chief Executive Officer of Goody’s Family Clothing, a retailer of moderately priced family apparel, until a permanent CEO was hired in March 2008. From May 2006 to October 2007, Mr. Ciampi was a consultant with Trile Partners, a retail consulting firm. In such capacity, from January 2007 to October 2007, Mr. Ciampi was a retail and consumer products industry consultant for Prentice Capital Management working on business improvements, management oversight and due diligence for the firm’s special situation investments. From May 1995 to May 2006, Mr. Ciampi served in various capacities for The Children’s Place Stores Inc., including Vice President—Store Development from 1996 to 2000, Senior Vice President—Operations from 2000 to September 2004, and President of The Disney Store—North America from October 2004 to May 2006. He was instrumental in the acquisition and integration of the Disney Store’s 320 store chain into The Children’s Place Corporation. From January 1991 to May 1995, Mr. Ciampi was the founder and Partner of DJM Asset Management, a consulting company focused on retail real estate repositioning, financial turnarounds, and strategic growth initiatives. Before DJM, Mr. Ciampi was the Vice President of Development for American Continental Properties. Mr. Ciampi is currently a member of the board of directors of Goody’s Family Clothing, a retailer of moderately priced family apparel, KB Toys, Inc., a private retail toy company, and Russ Berrie & Company, Inc. and is a member of the advisory board of Oakley Retail and DJM Asset Management. Mr. Ciampi has a BA in Economics from Fordham University.

Joel R. Wiest has been our Chief Financial Officer since March 2008. Since November 2006, Mr. Wiest has been a Senior Vice President and Chief Financial Officer at KB Toys Inc., the largest U.S. mall-based specialty toy retailer. From November 2002 to August 2004, Mr. Wiest served as the Vice President, Finance at KB Toys Inc. From September 2004 to October 2006, Mr. Wiest was the Chief Operating Officer of Club Monaco, an apparel retailer. From June 1996 to February 2001, Mr. Wiest served in various capacities for Marshall Field’s, a retail department store, including Senior Vice President, Distribution and Chief Financial Officer from 2000 to 2002. Mr. Wiest holds a B.A. in International Relations and an M.B.A, both from Brigham Young University.

Jeffry M. Aronsson has been a member of our board of directors since March 2008. Mr. Aronsson is the co-founder and Partner of Aronsson Group LLC, an investment company formed in September 2006 to invest in, and provide operating services to, companies that own and retailers of luxury and fashion brands. From November 2002 to September 2006, Mr. Aronsson was the Chairman, President and Chief Executive Officer of Donna Karan Company, LLC, an international fashion company that designs, produces, markets and sells a variety of prestige fashion and luxury goods under the Donna Karan and DKNY trademarks. From January 2002 to September 2002, Mr. Aronsson served as the Chief Executive Officer of Marc Jacobs International, an international fashion company that produces, markets distributes and sells fashion and luxury goods under the Marc Jacobs and Marc by Marc Jacobs trademarks. Both Donna Karan Company, LLC and Marc Jacobs International are owned by LVMH Mot Hennessy Louis Vuitton, Inc. From February 1993 to December 2002, Mr. Aronsson served as President and Chief Executive Officer of Oscar de la Renta, Ltd., an international fashion company. Mr. Aronsson currently serves as a Special Advisor to Matthew Williamson Company, a UK based fashion design house, and Mitsui & Co., Ltd. of Tokyo, Japan. Mr. Aronsson received his A.B. in History, with high distinction, from the University of Michigan. Mr. Aronsson also holds a J.D. from Wayne State University School of Law and an LL.M. in taxation from New York University School of Law.

William R. Blumberg has been a member of our board of directors since March 2008. Since June 2002, Mr. Blumberg has been a principal of WRB Consulting, an independent consulting business that provides advisory and consulting to senior management with a focus on the retail industry. Prior to founding WRB Consulting, Mr. Blumberg was a partner of Deloitte & Touche from October 1974 to June 2002. He also served as the National Director of the Consumer Business Middle Market Practice and the managing partner of The Garr Consulting Group, a wholly owned subsidiary of Deloitte & Touche. Mr. Blumberg holds a B.S. from the Georgia Institute of Technology and an M.B.A. from Northwestern University.

Melanie B. Cox has been a member of our board of directors since March 2008. Since February 2008, Ms. Cox has served as the President and Chief Executive Officer of Scoop, Inc., a boutique clothing retailer. From June 2006 until February 2008, Ms. Cox worked as a retail consultant for Prentice Capital Management working on business improvements, management oversight and due diligence for the firm’s special situation investments. Prior to joining Prentice, Ms. Cox served as the Chief Executive Officer and President of G&G Retail, Inc. from January 2005 to April 2006, having been assigned to that position by private equity sponsors in order to create and implement a turnaround strategy for the 590 store chain. From July 2004 to January 2005, Ms. Cox was a retail consultant for Cerberus Capital Management, recruiting key executives and performing due diligence on retail and wholesale companies such as Eddie Bauer, Gadzooks, Mervyn’s, and Raffaella, as well as performing advisory roles for G&G Retail as Chairman of the Board, and Illuminations as a retail advisor. Other positions held by Ms. Cox during her career include: President of Gymboree, Inc.; General Merchandise Manager of Urban Outfitters, Inc.; Executive VP, General Merchandise Manager of Contempo Casuals; General Merchandise Manager of Clothestime Stores, Inc.; and Merchandise Manager of Product Development of Wet Seal, Inc.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating an acquisition. None of these individuals has been or currently are principals of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise will contribute to our ability to successfully identify and consummate a business combination.

The members of our board of directors are classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until the successors of each such class have been elected and qualified. The members of each class are set forth below:

Class A:	Melanie B. Cox (term expires at first annual meeting of stockholders following this offering)
Class B:	Michael Zimmerman Jeffry M. Aronsson (term expires at second annual meeting of stockholders following this offering)
Class C:	William R. Blumberg Mario Ciampi (term expires at third annual meeting of stockholders following this offering)

Our founders have not agreed to vote their respective shares in favor of the re-election of any member of our board of directors.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that Messrs. Aronsson and Blumberg and Ms. Cox are “independent directors” as defined under the rules of the American Stock Exchange and Rule 10A-3 under the Exchange Act.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Aronsson and Blumberg and Ms. Cox. Mr. Blumberg will serve as the chairman of our audit committee. The directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the American Stock Exchange and the SEC. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	Serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	Approving the annual fees of our independent registered public accounting firm and their annual engagement as our auditors and appointment thereof by the stockholders;

•	Reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•	Providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and our board of directors.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Blumberg satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Messrs. Aronsson and Blumberg and Ms. Cox, all of whom are independent directors as defined by the rules of the American Stock Exchange and the SEC. Ms. Cox will serve as the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Code of Ethics

We will adopt a code of ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We will file a copy of our code of ethics as an exhibit to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Compensation for Officers and Directors

No officer has received any cash compensation for services rendered to us. Except as described below, no compensation of any kind, including finders’ fees, consulting fees or other similar compensation will be paid to any of our founders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying and selecting potential target businesses and performing due diligence on suitable business combinations. Our directors and officers will not be paid any executive compensation, board fees or other such amounts prior to consummation of a business combination. After such time, it is possible that some or all of our officers will become our employees and be paid market based salaries, be eligible for bonuses, receive stock and/or option awards and be eligible for severance benefits and other employment related benefits as part of entering into an employment contract with us. Such compensation would be recommended by our compensation committee and approved by our board of directors. We would also expect that our directors who continue to act in the capacity of directors following a successful business combination will receive market based compensation for attending board of directors meetings, providing advice, corporate governance and be eligible to receive stock and/or option awards. Such arrangements will be fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to stockholders at the time of a proposed target business. After a business combination, such individuals may also be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

We cannot predict with any certainty as to whether or not our officers or directors will have a conflict of interest with respect to a particular transaction as such determination would be dependent upon the specific facts and circumstances surrounding such transaction at the time. For instance, if one of our officers becomes aware of a particular business opportunity, such officer may not have a conflict of interest with respect to such opportunity because it does not fall within the line of business of the entities with which he or she is affiliated and, as a result, he or she could present such opportunity to us without having to present such opportunity to such other entities. Potential investors should be aware of the following potential conflicts of interest:

•	Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In particular, Michael Zimmerman and Mario Ciampi serve as board members or are otherwise affiliated with other entities that are owned by funds or accounts managed by Prentice Capital Management or its affiliates, including, without limitation, Russ Berrie & Company, Inc., The Wet Seal Inc., Nau, Inc., Goody’s Family Clothing, Inc., KB Toys Inc., Whitehall Jewelers, Inc. and Ascendia Brands, Inc. Since Messrs. Zimmerman and Ciampi are directors and in some cases officers of the general partners of the funds that own the portfolio companies listed above, they owe fiduciary duties to these funds and each of these companies. For a complete description of our management’s other affiliations, see “Management—Directors and Executive Officers.” Our officers and directors currently are, and may in the future become, affiliated with additional entities that are, engaged in the business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Because our founders own shares of our common stock that will be released from escrow only if a business combination is successfully completed and because our founders may own securities that will expire worthless if a business combination is not consummated, our board of directors, whose members are founders or own interests in our sponsor, may have a conflict of interest in determining whether a particular target business is appropriate to consummate a business combination. Additionally, members of our management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

•

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our founders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such founders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

If our officers or directors negotiate to be retained following a business combination as a condition to any potential business combination, their financial interest, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors has agreed, until the earliest of our initial business combination, 24 months after the consummation of this offering (or up to 36 months if extended pursuant to a stockholder vote) and such time as he or she ceases to be an officer or director of the company, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target business or through other means) in a private company with an enterprise value of between $120,000,000 and $600,000,000, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Prentice Capital Management and the group of funds and accounts that are managed by it or any of its affiliates and (ii) any other fiduciary or contractual duties he or she may have. As a result of the fiduciary duties and/or contractual obligations of our officers and directors, our officers and directors may present a potential business combination to one of their respective affiliated entities prior to us. However, as Prentice Capital Management has historically made acquisitions of distressed companies where its portion of the purchase price was less than $120,000,000, we do not anticipate that Messrs. Zimmerman’s and Ciampi’s affiliation with Prentice Capital Management will result in a conflict of interest with us that would prevent us from pursuing a particular target business that meets our criteria. Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently in respect of Prentice Capital Management and the group of funds and accounts that are managed by it or any of its affiliates or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. Accordingly, business opportunities that may be attractive to the Prentice Capital Management portfolio companies listed above may not be presented to us. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of Incorporation.

Decisions by us to pursue a particular business opportunity will be made by our board of directors. In accordance with our related person transactions policy and Delaware law, our officers and directors are required to disclose any interest with respect to any transaction involving us. Based on such information and such other information that our board of directors deems appropriate for purposes of evaluating such interest, our board of directors will determine whether such interest would give rise to a conflict of interest. If our board of directors determines that one of our directors has a conflict of interest with respect to a business opportunity, the disinterested members of our board of directors will determine whether or not to pursue such business opportunity. If none of our directors are disinterested with respect to a business opportunity, we will not pursue such business opportunity. In addition, the agreement by our officers and directors to present to us certain business opportunities does not impose a time limitation on our board of directors’ consideration of such business opportunities; however, our board of directors may have limited time to consider such business opportunity pursuant to its terms. Further, the terms on which a particular business opportunity is presented to us may differ from those on which such business opportunity are presented to other entities. In evaluating any business opportunity, our board of directors will devote such time as it determines necessary to properly discharge its fiduciary duties.

Additionally, our officers and directors may become principals of future blank check companies formed to acquire one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until the closing of this offering.

We will not enter into a business combination with any entity that is affiliated with our sponsor, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our officers, directors or sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he or she acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he or she had no reasonable cause to believe his or her conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. The indemnification provided by our amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Our amended and restated certificate of incorporation also provides that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of sponsor warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	all our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address(1)	Common Stock and Warrants
	Before the Offering to Public Stockholders and the Private Placement				As Adjusted for the Public Offering and the Private Placement(5)
	Number of Shares(2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants	Number of Shares	Percentage of Common Stock	Number of Warrants	Percentage of Warrants
CR Acquisition I, LLC(3)	4,227,500	98.0%	4,227,500	98.0%	3,665,000	19.5%	8,215,000	35.3%
Michael Zimmerman(3)	4,227,500	98.0%	4,227,500	98.0%	3,665,000	19.5%	8,215,000	35.3%
Mario Ciampi(4)	—	—	—	—	—	—	—	—
Joel R. Wiest	25,000	0.6%	25,000	0.6%	25,000	0.1%	25,000	0.1%
Jeffry M. Aronsson	20,000	0.5%	20,000	0.5%	20,000	0.1%	20,000	0.1%
William R. Blumberg	20,000	0.5%	20,000	0.5%	20,000	0.1%	20,000	0.1%
Melanie B. Cox	20,000	0.5%	20,000	0.5%	20,000	0.1%	20,000	0.1%
All directors and officers as a group (five persons)	4,312,500	100%	4,312,500	100%	3,750,000	20.0%	8,300,000	35.6%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 623 Fifth Avenue, 32nd floor, New York, NY 10022.

(2)	Unless otherwise indicated all ownership is direct beneficial ownership. Assumes no forfeiture of 562,500 units owned by our sponsor.

(3)

Prentice Capital Management, LP is the manager of CR Acquisition I, LLC and, as such, may be deemed to have voting control and investment discretion over securities owned by such entity. Michael Zimmerman is the managing member of Prentice Management GP, LLC, the general partner of Prentice Capital Management, LP. Accordingly, Mr. Zimmerman may be deemed to control Prentice Capital Management, LP and therefore may be deemed to be the beneficial owner of the securities owned by CR Acquisition I, LLC. Each of Prentice Capital Management, LP and Mr. Zimmerman disclaims beneficial ownership of all of the securities owned by CR Acquisition I, LLC except to the extent of its or his pecuniary interest. The members of CR Acquisition I, LLC are Prentice Capital Management, affiliated funds of Prentice Capital Management, and Mr. Ciampi.

(4)

Mr. Ciampi is a member of CR Acquisition I, LLC. As described in footnote (3) above, Prentice Capital Management, LP has have voting and dispositive power over the shares owned by CR Acquisition I, LLC. Because Mr. Ciampi does not have voting or dispositive power with respect to the shares owned by CR Acquisition I, LLC, Mr. Ciampi is not deemed to have beneficial ownership of such shares. Mr. Ciampi disclaims beneficial ownership of any shares of common stock in which he does not have a pecuniary interest.

(5)

Assumes only the sale of 15,000,000 units in this offering, 4,550,000 sponsor warrants in the private placement and the forfeiture of 562,500 units owned by our sponsor, but not the exercise of the 15,000,000 warrants comprising such units and the 4,550,000 sponsor warrants.

Immediately after this offering, our founders will own 20.0% of the issued and outstanding shares of our common stock. Because of the ownership block held by our founders, our founders may be able to influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founders’

collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement of sponsor warrants.

Our founders and sponsor will place the founder units and sponsor warrants, respectively, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the founder units and any underlying securities will not be transferable until the earlier of 180 days following the consummation of our initial business combination and, after the consummation of our initial business combination, the consummation of our initial business combination that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Subject to similar limited exceptions, the sponsor warrants will not be transferable until the consummation of our initial business combination, at which time such securities will be released from the escrow. Our sponsor may not transfer interests in itself prior to the expiration of the escrow period, with certain limited exceptions (such as transfers to its members, affiliates and employees of Prentice Capital Management).

During the escrow period, the holders of these shares, units and warrants and any underlying securities will not be able to sell or transfer their securities except as described above, but will retain all other rights as our security holders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. However, our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination or any extension of our corporate existence to up to 36 months following the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination within 24 months following the consummation of this offering. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to consummate a business combination and dissolve and liquidate, our founders will not receive any portion of the liquidation proceeds with respect to the founder shares.

Our founders have no present intention to acquire additional units or shares of our common stock in this offering or in the open market. If our founders were to effect such purchases, their increased number of units or shares would increase their influence over the outcome of matters requiring approval by our stockholders. In the event that our founders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired in favor of our initial business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination and in favor of an extension of our corporate existence to up to 36 months. To the extent that such founders make purchases of our securities in the aftermarket, such purchases may have an impact on the market price of our common stock. In such case, investors should consider the potential impact of any such purchases on the market price for our common stock and should not place undue reliance on such price, but should instead consider the merits of the proposed business combination in deciding whether or not to vote in favor of such business combination. In addition, such purchases may be made from public stockholders (either directly or indirectly, through designated third parties, in the open market and/or in privately negotiated transactions) that have indicated their intention to vote against the business combination and exercise their conversion rights. Accordingly, the purchase of any units or shares of our common stock in the aftermarket could allow our founders to have an influence on a stockholder vote to approve a business combination or extension period that may have otherwise not been approved by our public stockholders, but for the purchases made by our founders.

Up to 562,500 units held by our sponsor are subject to mandatory forfeiture to the extent the underwriters do not exercise their over-allotment option in full. In accordance with our agreement with the underwriters, our sponsor will forfeit such founder units for no consideration to the extent required to cause the shares comprising part of our founder units to represent 20% of our outstanding shares after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option.

The founder units and sponsor warrants will be subject to lock-up agreements restricting their sale or other transfer until the earlier of:

•	180 days following the date of our initial business combination in the case of the founder units and the date of our initial business combination in the case of the sponsor warrants; and

•

after the consummation of our initial business combination, the consummation of a transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the lock-up period, the holders of these units and warrants will not be able to sell or transfer their securities subject to certain limited exceptions (such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, all of whom will be subject to identical lock-up and transfer restrictions), but will retain all other applicable rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends after the consummation of our initial business combination, if declared. If dividends are declared and payable in shares of common stock after the consummation of our initial business combination, such dividends will also be subject to the same lock-up agreement as the founder units which restrict the sale or transfer of such shares until 180 days following the date of our initial business combination. If we are unable to effect a business combination and we liquidate, our founders will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Michael Zimmerman, Mario Ciampi, Joel R. Wiest, Jeffry M. Aronsson, William R. Blumberg and Melanie B. Cox may each be considered one of our “promoters” as that term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 13, 2008, our sponsor purchased an aggregate of 4,312,500 founder units for an aggregate purchase price of $25,000, or approximately $0.006 per founder unit. Up to 562,500 of the founder units are subject to mandatory forfeiture to the extent the underwriters’ over-allotment option is not exercised.

In connection with their service on our board of directors, on April 2, 2008, our sponsor transferred 20,000 founder units to each of our independent directors at the original issuance price of approximately $0.006 per unit. In addition, on April 2, 2008, our sponsor transferred 25,000 founder units to our Chief Financial Officer.

As of the date of this prospectus, the holders of our founder units are as follows:

Name	Number of Units	Relationship to Us
CR Acquisition I, LLC	4,227,500	Affiliate of Messrs. Zimmerman and Ciampi, Prentice Capital Management and affiliated funds of Prentice Capital Management
Joel R. Wiest	25,000	Our Chief Financial Officer
Jeffry M. Aronsson	20,000	Our director
William R. Blumberg	20,000	Our director
Melanie B. Cox	20,000	Our director

Immediately after this offering, our founders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

On May 23, 2008, our sponsor entered into the Sponsor Warrant Subscription Agreement, pursuant to which it agreed to purchase directly from us 4,550,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $4,550,000. The sponsor warrants will be issued immediately prior to the pricing of this offering. The proceeds we receive from the sale of these warrants will be placed in the trust account for the benefit of our public stockholders. The sponsor warrants will have terms and provisions that are identical to the warrants comprising part of the units sold in this offering, except that, until after the consummation of our initial business combination, the sponsor warrants will be placed in escrow and (with the exception of transfers to permitted transferees) may not be transferred, assigned or sold. In addition, the sponsor warrants will be exercisable on a cashless basis and will not be redeemable by us so long as they are held by a sponsor or a sponsor’s permitted transferee and will be exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The sponsor warrants and the shares underlying the sponsor warrants will be entitled to registration rights pursuant to the registration rights agreement.

Our founders will be entitled to registration rights pursuant to an agreement to be signed prior to or on the date of the consummation of this offering. Our founders will be entitled to two demand registration rights and certain “piggy-back” registration rights with respect to the founder units and the sponsor warrants and the securities underlying these securities, commencing (1) the 180th day after the consummation of our initial business combination with respect to the founder units, the founder shares, the founder warrants or the shares underlying the founder warrants or (2) upon the consummation of our initial business combination with respect to the sponsor warrants and the shares underlying the sponsor warrants. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

We intend to pay Prentice Capital Management a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services and services of personnel of Prentice Capital Management to assist us in our search for an acquisition target. This arrangement is expected to be agreed to by Prentice Capital Management for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary.

Our sponsor has advanced $250,000 to us as of the date of this prospectus to cover expenses related to this offering, such as SEC registration fees, FINRA registration fees, AMEX listing fees and legal and accounting fees and expenses. The loan bears interest at an annual rate of 4% and is due on the earlier of March 13, 2009 and the consummation of this offering. The loan will be repaid out of the net proceeds of this offering.

We will reimburse our founders, officers and directors, subject to board approval, for any reasonable out-of-pocket expenses incurred by them in connection with certain activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by founders will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of our initial business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the $10,000 administrative fee payable to Prentice Capital Management and reimbursable out-of-pocket expenses payable to our founders, officers and directors, no compensation or fees of any kind, including finders’ fees, consulting fees or other similar compensation, will be paid to any of our founders, officers or directors or to any of their respective affiliates prior to or with respect to a business combination other than fees more fully described under “Management—Conflicts of Interest.”

Our founders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our officers remain officers of the resulting business, some of our officers may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Pursuant to an indemnification agreement between the Company and the Prentice Funds, the Prentice Funds have agreed to be jointly and severally liable to us if and to the extent any claims by a vendor or a service provider for services rendered or products sold to us or by a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, even if such waiver is subsequently found to be invalid or unenforceable, and (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, the Prentice Funds will only be liable to the extent necessary to ensure that public stockholders receive no less than $9.90 per share upon liquidation.

All ongoing and future transactions between us and any of our founders, officers, directors or their respective affiliates, including loans by our sponsor, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by our audit committee or the chairman of our audit committee, in either case who will have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee or the chairman of our audit committee determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation will authorize us to issue 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the consummation of this offering, 4,312,500 units (of which 562,500 units are subject to forfeiture by our sponsor to the extent the underwriters’ over-allotment option is not exercised in full) will be outstanding, held by five holders of record. No shares of preferred stock are currently outstanding.

Units

Public Stockholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any security holder having to take any action, may begin to trade separately beginning on the fifth business day (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters’ over-allotment option, (2) its exercise in full and (3) the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8- K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet promptly after the consummation of this offering, which is anticipated to take place three or four business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any security holder of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. The warrants comprising part of the units may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.

Founder units

On March 13, 2008, our sponsor purchased an aggregate of 4,312,500 founder units for an aggregate purchase price of $25,000, or approximately $0.006 per founder unit, of which an aggregate of 85,000 founder units were subsequently transferred to our independent directors and Chief Financial Officer. Up to 562,500 of the founder units will be forfeited by our sponsor to the extent the underwriters do not fully exercise the over-allotment option granted to them. These units are identical to those sold in this offering, except that:

•

our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or any extension of our corporate existence to up to 36 months following the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination within 24 months following the consummation of this offering;

•	our founders will not be able to exercise conversion rights with respect to their founder shares;

•	our founders have agreed to waive their right to participate in any liquidation distribution with respect to their founder shares if we fail to consummate a business combination;

•

the founder warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 for any 20 trading days within any 30 trading day period after consummation of our initial business combination;

•	except as described above, the founder warrants will not be redeemable by us so long as they are held by the founders or their permitted transferees;

•

our founders have agreed not to transfer, assign or sell any of these securities (subject to certain limited exceptions such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow) until 180 days after the consummation of our initial business combination, after which time they will be entitled to registration rights pursuant to the registration rights agreement;

•	the founder warrants may by exercised by the holders by paying cash or on a cashless basis; and

•

because the founder warrants were issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

Common Stock

Public Stockholders’ Shares

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

In accordance with each of Articles Fifth and Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended except with the affirmative vote of 95% of our outstanding common stock), we will proceed with the business combination only if it is approved by a majority of the shares of common stock voted by the public stockholders, an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, and public stockholders owning less than 30% of the shares sold in this offering, both exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of our corporate existence and, accordingly, the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination, and vote against the business combination or the extension (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). We have represented to the underwriters of this offering that we will not seek to amend this provision of our amended and restated certificate of incorporation.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d)

and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension period or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension period and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension period or a proposed business combination with respect to all shares owned by it or its affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension period or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension period or a proposed business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to it some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension period. The limitation on conversion rights by stockholders or “groups” holding more than 10% of the shares included in the units sold in this offering applies to all holders of such shares, including our founders if they purchase such shares in the aftermarket.

Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors. Our directors will be elected by a plurality of the votes cast at an annual meeting.

If we do not consummate a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, then our corporate existence will terminate and we will take all action necessary to dissolve. Upon our dissolution, the funds held in trust will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidation distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our founders have agreed to waive their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the founder shares. Our founders, officers or directors have not waived their right to participate in any such liquidation distribution in respect of shares of our common stock purchased in the aftermarket.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they elect to convert by following the procedures described in the prospectus and voting against the business combination or extension period and the business combination is approved and consummated or the extension period is approved (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). Eligible public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Founder shares

The shares of common stock included in the founder units are identical to the shares of common stock included in the public units, except that our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or an extension period and consequently will not have conversion rights with respect to the founder shares. However, the voting arrangement does not apply to shares purchased following this offering in the open market by our founders. Our founders, officers and directors may vote all of their shares in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders.

In addition, if we are unable to consummate our initial business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, our founders will not participate in the liquidation distributions from the trust account with respect to their founder shares.

The founder shares may not be transferred, assigned or sold (subject to certain limited exceptions such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow) until 180 days after the completion of our initial business combination, after which time they will be entitled to registration rights pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering.

Preferred Stock

Our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing equity that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each warrant offered by this prospectus entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; and

•	one year from the date of the consummation of this offering.

The warrants will expire five years from the date of the consummation of this offering at 5:00 p.m., New York City time or earlier upon redemption.

At any time after the warrants become exercisable, we may call, at our option, the warrants for redemption,

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the shares of common stock underlying the warrants are covered by an effective registration statement and a current prospectus is available from the beginning of the measurement period described above through the date scheduled for redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. There can be no assurance, however, that the trading price of the common stock will exceed either the redemption trigger price of $13.75 or the warrant exercise price of $7.00 after we call the warrants for redemption.

The redemption criteria for our warrants have been established to provide warrant holders with adequate notice of redemption and a premium over the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of warrants would surrender all of their warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” (defined below) and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and do not take advantage of this option, our founders and their respective transferees would still be entitled to exercise their founder warrants or sponsor warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, or any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No public warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise a warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, to the extent warrants are exercised for cash, the warrant exercise price will be paid directly to us and not placed in the trust account.

Founder Warrants and Sponsor Warrants

The sponsor warrants and the warrants included in the founder units are identical to the warrants included in the units offered by this prospectus, except that:

•

the founder warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 for any 20 trading days within any 30 trading day period after consummation of our initial business combination;

•	the founder warrants and the sponsor warrants will not be redeemable by us as long as they are held by the founders and sponsor, respectively, or their permitted transferees;

•	the founder warrants and the sponsor warrants may be exercised by the holders for cash or on a cashless basis;

•

because the founder warrants and sponsor warrants are being issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current; and

•

our founders and sponsor have agreed not to transfer, assign or sell any of these warrants (including the shares of common stock to be issued upon exercise of these warrants) (subject to certain limited exceptions such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow) until 180 days after the consummation of our initial business combination in the case of the founder warrants and until the consummation of our initial business combination in the case of the sponsor warrants, after which time they will be entitled to registration rights pursuant to the registration rights agreement.

Listing

We intend to apply to have our units, common stock and warrants listed on the American Stock Exchange under the symbols “[  ].U,” “[  ]” and “[  ].WS,” respectively. We anticipate that our units will commence trading on the American Stock Exchange on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware Anti-Takeover Law; Amended and Restated Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” for Section 203 purposes includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Staggered Board of Directors

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by a majority vote of our board of directors, our Chief Executive Officer or Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day, prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently in respect of Prentice Capital Management and the group of funds and accounts that are managed by it or any of its affiliates or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. Accordingly, business opportunities that may be attractive to the Prentice Capital Management portfolio companies listed above may not be presented to us. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of Incorporation.

Indemnification Matters

Our amended and restated certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he or she acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he or she had no reasonable cause to believe his or her conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. The indemnification provided by our amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Our amended and restated certificate of incorporation also provides that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 18,750,000 shares of common stock outstanding, excluding 562,500 shares subject to forfeiture by our sponsor, or 21,562,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 15,000,000 shares sold in this offering, or 17,250,000 shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares of common stock, or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, those shares of common stock have been placed in escrow and will not be transferable for a period of 180 days after the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 4,550,000 sponsor warrants outstanding that, upon full exercise, will result in the issuance of 4,550,000 shares of common stock to the holders of the sponsor warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under “—Registration Rights.”

Rule 144

On November 15, 2007, the SEC adopted amendments to Rule 144, which became effective on February 15, 2008. Rule 144, as amended, is described below.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the American Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

However, Rule 144 is not generally available for the resale of securities initially issued by a reporting or non-reporting shell company such as us. Despite this general prohibition, Rule 144 does permit reliance on Rule 144 for resales by a security holder when (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company, (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (3) the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials), other than current reports on Form 8-K, and (4) at least one year has elapsed from the time the issuer has filed current Form 10 equivalent information with the SEC reflecting its status as an entity that is not a shell company.

Therefore the founder units, the common stock and warrants included in such units, and the sponsor warrants and the common stock issuable upon exercise of such warrants could not be resold under Rule 144 until our business combination occurs and the conditions set forth in the preceding paragraphs are satisfied.

Registration Rights

Our founders will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Our founders and sponsor will be entitled to two demand registration rights and certain “piggy-back” registration rights with respect to the founder units and the sponsor warrants, respectively, and the securities underlying these securities, commencing (1) the 180th day after the consummation of our initial business combination with respect to the founder units, the founder shares, the founder warrants and the shares underlying the founder warrants or (2) upon the consummation of our initial business combination with respect to the sponsor warrants and the shares underlying the sponsor warrants. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holder.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of our units, common stock and warrants. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as common stock or warrants held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) or to persons that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, except as otherwise discussed below, this summary does not discuss any (1) United States federal income tax consequences to a Non-U.S. Holder, as defined below, that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual who is (or deemed to be) present in the United States for 183 or more days during the taxable year, (C) owns (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants or (D) is a corporation which operates through a United States branch, and (2) state, local, estate or non- United States tax considerations. This summary assumes that investors will hold our common stock and warrants that comprise the units as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. There is no direct authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Each prospective investor is urged to consult his or her tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units.

For purposes of this summary, a “United States person” is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United State court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A “U.S. Holder” is a beneficial holder of our units, common stock or warrants that is a United States person, and a “Non-U.S. Holder” is a beneficial holder of our units, common stock or warrants that is not a U.S. Holder. If a partnership holds our units, common stock or warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, common stock or warrants, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our units, common stock or warrants.

Personal Holding Company Status

We could be subject to additional U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents).

Depending on the dates and sizes of our business combinations, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations and pension funds, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional 15% PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%).

General

Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Taxation of U.S. Holders

Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will be treated as so-called qualified dividend income that is subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating a Business Combination—Conversion rights”, would prevent a U.S. stockholder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. There is uncertainty because the Code is unclear and there is no controlling Treasury Regulation or case law authority.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) or warrants in an amount equal to the difference between the amount realized from the sale, exchange or other disposition and the holders adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the disposed of common stock or warrants exceeds one year. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating a Business Combination—Conversion rights”, would suspend the running of the applicable holding period for this purpose. There is uncertainty because the Code is unclear and there is no controlling Treasury Regulation or case law authority. A U.S. Holder’s initial tax basis in the common stock and warrants generally will equal the U.S. Holder’s acquisition cost (i.e., the portion of the purchase price of a unit allocated to that common stock and warrants, as the case may be). Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of Warrants

Except as described below with respect to a cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant should begin on the date following the date of exercise (or possibly on the date of exercise), and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses is subject to certain limitations.

The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder’s warrants are surrendered (the “Surrendered Warrants”) as the exercise price for other warrants to be exercised (the “Exercised Warrants”) as described above under “Description of Securities—Warrants”) is uncertain. The law is uncertain because the Code is unclear and there is no controlling Treasury Regulation or case law authority. Although the matter is not free from doubt, a cashless exercise should be treated as a tax-free transaction in which case a holder’s tax basis in the common stock received should equal the sum of the U.S. holder’s tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the Surrendered Warrants. In this case, a U.S. holder’s tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the Exercised Warrants.

The holding period for common stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of common stock acquired in a cashless exercise should begin on the day following the date of exercise (or possibly on the date of exercise), if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). It is also possible that the holding period for a share of common stock acquired in a cashless exercise might include the holding period of the Surrendered and Exercised warrants if the cashless exercise is treated as a tax-free transaction. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Prospective investors are urged to consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, U.S. Holders should consult their own tax advisors as to whether the conversion right with respect to their common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualified dividend income treatment for distributions received by a non- corporate U.S. Holder.

Information Reporting and Backup Withholding

A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.

A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability.

Taxation of Non-U.S. Holders

Distributions

Any distributions paid out of our earnings and profits, as determined under United States federal income tax principles (including any deemed distributions treated as a dividend on the warrants, as described in “—Constructive Dividends on Warrants” above), to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we may withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a disposition of our common stock or warrants that is treated as a sale or exchange (and not as a dividend) for U.S. federal income tax purposes, unless we are a “United States real property holding corporation” at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period. A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation, but upon or after the occurrence of a business combination, we may become a United States real property holding corporation.

If we become a United States real property holding corporation, a Non-U.S. Holder will be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under the caption “Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock or warrants described above generally should not apply to any Non-U.S. Holder who is treated as beneficially owning actually or constructively 5% or less of our common stock at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder’s holding period. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Prospective investors are urged to consult their tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.

United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non- United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

Deutsche Bank Securities Inc. is acting as bookrunning manager of this offering and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
Cowen and Company, LLC

Total	15,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 15,000,000 units being offered to the public is subject to specific conditions, including the registration statement being effective, FINRA approval of the underwriters’ compensation and the delivery of legal opinions and an accountant’s letter. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 15,000,000 units being offered to the public, other than those covered by the underwriters’ over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[  ] per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $[  ] per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed, all selling efforts have been completed and any stabilization arrangements and trading restrictions in connection with the distribution have been terminated.

After the consummation of a business combination, we intend to use our best efforts to maintain the effectiveness of a registration statement in order to allow exercise of the publicly traded warrants.

Subject to certain limited exceptions (such as, in the case of our sponsor, transfers to its members, affiliates and employees of Prentice Capital Management and, in the case of individuals, transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the sponsor warrants will not be transferable until after the consummation of our initial business combination, and the founder units will not be transferable until 180 days after the consummation of a business combination, at which respective times such securities will be released from escrow. However, if we engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the founder units will no longer apply.

We have agreed that, until the latest of the consummation of the business combination, the distribution of the funds in the trust account and the date that is 180 days after the date of this prospectus, except for the securities described in this prospectus, we will not issue any securities that would participate in any manner in liquidating distributions of the trust account or vote as a class with the common stock on the business combination.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 2,250,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over- allotments made in connection with the sale of the units offered by this prospectus. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

Underwriting Discounts and Commissions

The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Unit	Without Exercise of over Allotment Option	With Exercise of over Allotment Option
Public offering price	$10.00	$150,000,000	$172,500,000
Discount(1)	$0.70	$10,500,000	$12,075,000

Proceeds before expenses(1)	$9.30	$139,500,000	$160,425,000

(1)

The underwriters have agreed to defer $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.5% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions, reduced ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at JPMorgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Upon the consummation of a business combination, the underwriters will be entitled to receive the proceeds attributable to deferred underwriting discounts and commissions held in the trust account, subject to a reduction of $0.35 for each share the holder of which elects to exercise its conversion rights described in the section of this prospectus entitled “Proposed Business—Consummating a Business Combination—Conversion rights.” If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any interest accrued thereon.

The expenses of the offering, excluding the underwriting discount and commissions and related fees, are estimated at $600,000 and are payable to us.

Pricing of this Offering

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us, and were based on our estimate of the capital required to facilitate our initial business combination. The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Deutsche Bank Securities Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

A prospectus in electronic format may be made available by one or more of the underwriters. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representative will allocate shares to underwriters that may make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

Selling Restrictions

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any cash offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Each underwriter has represented and agreed that:

•

this document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

•

It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes included in this offering in, from or otherwise involving the United Kingdom.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that if no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., New York, New York, is passing on the validity of the securities offered in this prospectus. Debevoise & Plimpton LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of CR Acquisition Corp. (a development stage company) as of March 19, 2008 and for the period from the date of inception (February 21, 2008) to March 19 2008, included in this prospectus and in the registration statement, have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of CR Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Marcum & Kliegman LLP, are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CR ACQUISITION CORP.
(a development stage company)

INDEX TO FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
CR Acquisition Corp.

We have audited the accompanying balance sheet of CR Acquisition Corp. (a development stage company) (the “Company”) as of March 19, 2008, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from February 21, 2008 (inception) through March 19, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CR Acquisition Corp. (a development stage company) as of March 19, 2008 and the results of its operations and its cash flows for the period from February 21, 2008 (inception) through March 19, 2008 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of March 19, 2008 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Melville, New York
April 4, 2008 (except for Note 6 as to which the date is May 22, 2008)

CR ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

March 19, 2008

ASSETS
Current assets
Cash	$194,880

Total current assets	194,880
Deferred offering costs	87,417

Total assets	$282,297

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$9,872
Note payable to stockholder	250,000

Total liabilities	259,872

Commitments and contingencies
Stockholder’s equity
Preferred stock—$.0001 par value; authorized 1,000,000 shares; none issued and outstanding	—
Common stock—$.0001 par value; authorized 75,000,000 shares; 4,312,500(1) shares issued and outstanding	431
Additional paid-in capital	24,569
Deficit accumulated during the development stage	(2,575)

Total stockholder’s equity	22,425

Total liabilities and stockholder’s equity	$282,297

(1)

Includes an aggregate of 562,500 shares of common stock subject to forfeiture by the Company’s initial stockholder to the extent that the over-allotment option is not exercised by the underwriter (See Note 8—Common Stock).

The accompanying financial notes are an integral part of these financial statements.

CR ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS

For the period from February 21, 2008 (inception) to March 19, 2008

EXPENSES
Formation and operating costs	$2,575

NET LOSS	$(2,575)

Basic and Diluted Loss Per Common Share	$(0.00)

Weighted Average Common Shares Basic and Diluted(1)	4,312,500

(1)

Includes an aggregate of 562,500 shares of common stock subject to forfeiture by the Company’s initial stockholder to the extent that the over-allotment option is not exercised by the underwriter (See Note 8—Common Stock).

The accompanying financial notes are an integral part of these financial statements.

CR ACQUISITION CORP.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from February 21, 2008 (inception) to March 19, 2008

	Common Stock (1)		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Equity
	Shares	Amount
Balance—February 21, 2008	—	$—	$—	$—	$—
Common stock included in the units issued on March 13, 2008 at $.006 per share(1)	4,312,500	431	24,569	—	25,000
Net loss for the period	—	—	—	(2,575)	(2,575)

Balance—March 19, 2008	4,312,500	$431	$24,569	$(2,575)	$22,425

(1)

Includes an aggregate of 562,500 shares of common stock subject to forfeiture by the Company’s initial stockholder to the extent that the over-allotment option is not exercised by the underwriter (See Note 8—Common Stock).

The accompanying financial notes are an integral part of these financial statements.

CR ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS

For the period from February 21, 2008 (inception) to March 19, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in accrued expenses	2,455

NET CASH USED IN OPERATING ACTIVITIES	(120)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable	250,000
Proceeds from the sale of units	25,000
Payment of deferred offering costs	(80,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	195,000

NET INCREASE IN CASH	194,880
CASH—February 21, 2008 (inception)	—

CASH—March 19, 2008	$194,880

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION
Cash paid during the period for:
Interest	$—

Income taxes	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Deferred offering costs included in accrued expenses	$7,417

The accompanying financial notes are an integral part of these financial statements.

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Note 1—Organization, Business Operations and Going Concern Consideration

CR Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated on February 21, 2008 under the laws of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination (a “Business Combination”). The Company is considered in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Financial Accounting & Reporting by Development Stage Enterprises” and is subject to the risks associated with development stage entities.

The Company was originally formed on February 21, 2008 under the name PCM Consumer Acquisition Corp. in the State of Delaware. On March 11, 2008, PCM Consumer Acquisition Corp. changed its name to CR Acquisition Corp.

At March 19, 2008, the Company had not commenced any operations. All activity through March 19, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 15,000,000 units (“Units”) at $10.00 per Unit which is discussed in Note 3 (the “Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination in the global retail and consumer products and services industries. However, the Company, at the discretion of management may enter into a Business Combination outside of these industries. The Company’s management intends to utilize the funds outside of the Trust Account (defined below) and the available interest earned on the Trust Account for legal, accounting and other third party expenses relating to the search for target businesses and for the due diligence investigation, structuring and negotiation of a Business Combination; due diligence of prospective target businesses by officers, directors and initial stockholders; legal and accounting fees relating to SEC reporting obligations; payment of the administrative fee to Prentice Capital Management, LP (see Note 5) and working capital to cover miscellaneous expenses. In addition, the Company’s management has broad discretion on how to structure the purchase price of a target in its initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.90 per Unit, or $148,500,000 in the aggregate (or approximately $9.87 per unit or $170,212,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) of the proceeds of the Proposed Offering will be held in a trust account (“Trust Account”) at JP Morgan Chase, N.A., to be maintained by Continental Stock Transfer & Trust Company, acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds that invest principally in either short term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located in the United States meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of its initial Business Combination and (ii) liquidation of the Company, except to satisfy shareholder conversion rights in connection with an extension vote as more fully described below. The

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

placing of the funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Net proceeds of $200,000 (not held in the Trust Account) may be used for to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The proceeds held in trust will not be released from the Trust Account until the earlier of the completion of a Business Combination, the Company’s liquidation or the payment to shareholders with respect to shares of common stock converted in connection with the vote to approve an extension period. Unless and until a Business Combination is consummated, the proceeds held in the Trust Account will not be available for the Company’s use for any expenses related to the Proposed Offering or expenses incurred related to the investigation and selection of a target business and the negotiation of an agreement to consummate a Business Combination; provided, however, that to the extent the funds in the Trust Account earn interest, the Company will be permitted disbursements from the Trust Account to pay income or other tax obligations, and the Company will be permitted disbursements of net interest income up to an aggregate of $2,300,000 for working capital purposes and, if necessary, up to an additional $50,000 for costs and expenses of liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. Pursuant to the Company’s amended and restated certificate of incorporation to be in effect upon consummation of the Proposed Offering, in the event that the stockholders owning 30% or more of the shares sold in the Proposed Offering, on a cumulative basis, vote against the initial Business Combination and an extension of the time period within which the Company must complete the initial Business Combination up to 36 months and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their founders’ common stock (the “Founders’ Common Stock”) in accordance with the vote of the majority interest of all other stockholders of the Company (“Public Stockholders”) with respect to an initial Business Combination, an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with an initial Business Combination, or an extension period and consequently will not have conversion rights with respect to the Founders’ Common Stock.

With respect to an initial Business Combination which is approved and consummated or an extension period is approved, any Public Stockholder who voted against such qualifying Business Combination or extension period may demand that the Company convert his or her shares of common stock into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Public Stockholders owning up to one share less than 30% of the aggregate number of shares owned by all Public Stockholders, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension period) may seek conversion of their shares in the event of a Business Combination. Public stockholders who convert their stock into their share interest of the Trust Account will continue to have the right to exercise any warrants they may hold.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d)

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the Units being sold in the Proposed Offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension period or the stockholder vote required to approve a Business Combination. Shares of common stock converted in connection with the vote on the extension period and in connection with the vote on a Business Combination will be aggregated for purposes of the 10% limit. Such Public Stockholder would still be entitled to vote against an extension period or a proposed Business Combination with respect to all shares owned by it or its affiliates.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote) from the effective date of the registration statement relating to the Proposed Offering (“Effective Date”). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

The Company’s existing stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the proposed initial public offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Proposed Offering.

An initial Business Combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the Company’s net assets held in the Trust Account (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the Trust Account representing the deferred underwriting discounts and commissions). If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the Company’s net assets held in the Trust Account (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the Trust Account representing the deferred underwriting discounts and commissions). In no event, however, will the Company acquire less than a controlling interest of a target business (that is, not less than half of the voting equity interests of the target business).

The Company will proceed with a Business Combination only if (i) the Business Combination is approved by a majority of shares of public stock voted at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by holders of a majority of the Company’s outstanding shares of common stock entitled to vote, and (iii) Public Stockholders owning no more than 30% (minus one share) of the Company’s outstanding shares of stock, on a cumulative basis, both vote against the Business Combination and any extension period and exercise their conversion rights (the Initial Stockholders will not have such conversion rights with respect to any Founders’ Common Stock). If the conditions to consummate the proposed Business Combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another Business Combination.

If the Company has entered into a definitive agreement relating to a Business Combination within 24 months following the consummation of the Proposed Offering and if

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

the Company anticipates that it may not be able to consummate such Business Combination within the 24-month period, the Company may seek up to a 12-month extension to complete the Business Combination by calling a special (or annual) meeting of stockholders for the purpose of soliciting their approval for such extension. Approval of any extension will require the affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the special (or annual) meeting called for the purpose of approving such extension and less than 30% of the shares sold in the Proposed Offering vote against the extension and exercise their conversion rights. In connection with the vote required for any such extension, the Initial Stockholders have agreed to vote their Founders’ Common Stock in the same manner as a majority of the outstanding shares of common stock held by the Public Stockholders vote. If the Company enters into a definitive agreement near the end of the 24-month period following the consummation of the Proposed Offering, the Company may not have sufficient time to secure the approval of the stockholders and satisfy customary closing conditions.

Going Concern Consideration

At March 19, 2008, the Company had $194,880 in cash and a working capital deficiency of $64,992. Further, the Company has incurred a loss and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans are dependent on completion of the Proposed Offering discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Note 2—Summary of Significant Accounting Policies

Net loss per share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Since there are no potentially dilutive securities and there is no net income, basic and diluted loss per share are identical.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

Concentration of Credit Risk

At March 19, 2008 the Company had cash balances in excess of the Federal Deposit Insurances Corporation limits. The Company maintains its cash with a major financial institution.

Stock-Based Compensation

The Company accounts for stock options and warrants using the fair value recognition provisions of SFAS No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123R”). SFAS 123R addresses all forms of share-based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, share-based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

Income taxes

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified its federal and the State of New York as its “major” tax jurisdictions, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on February 21, 2008 the evaluation was performed for the upcoming 2008 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from February 21, 2008 (inception) through March 19, 2008. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provision of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Recent Accounting Pronouncements

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157”, which deferred the effective date of SFAS No. 157 for all nonrecurring fair value measurements of non-financial assets and non-financial liabilities until fiscal years beginning after November 15, 2008.

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”), which replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interest, contingent consideration and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R is effective for business combinations which an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company expects SFAS 141R to have an impact on the accounting for any future business acquisitions consummated after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at fair value. Upon adoption of SFAS 160, the Company would be required to report any noncontrolling interests as a separate component of stockholders’ equity. The Company would also be required to present any net income allocable to the noncontrolling interests and net income attributable to the shareholders of the Company separately in its statements of operations. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non wholly-owned businesses acquired in the future.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. At this time, management is evaluating the implications of SFAS 161 and its impact on the financial statements has not yet been determined.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

The Proposed Offering calls for the Company to offer for sale up to 15,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 2,250,000 Units solely to cover over-allotments, if any). Each unit consists of one share of the Company’s common stock and one redeemable common stock purchase warrant (the “Warrant”). Each warrant

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 per share commencing on the later of: (i) the completion of the initial Business Combination, or (ii) 12 months from the date of the consummation of the Proposed Offering. The warrants expire five years from the date of the consummation of the Proposed Offering, unless earlier redeemed.

There will be no distribution from the Trust Account with respect to the Warrants in the event of liquidation as described in Note 1 above, and such Warrants will expire worthless.

The Company may redeem the Warrants at any time after the Warrants become exercisable, at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the closing price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption; provided that a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective from the date on which the Company sends a redemption notice to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders and remains available for use from the date on which the Company sends a redemption notice to and including the redemption date. The Company may not redeem the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, or other consideration in lieu of physical settlement in shares of the Company’s common stock. The holders of the warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock. If the Company redeems the Warrants, it will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis.”

In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its reasonable efforts to maintain the effectiveness of the registration statement relating to common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Offering may effectively pay the full Unit price solely for the shares of common stock included in the Units.

The Company intends to enter into an agreement with the underwriters of the Proposed Offering (the “Underwriting Agreement”). The Underwriting Agreement will require the Company to pay 7.0% of the gross proceeds of the Proposed Offering as underwriting discounts and commissions. The Company will pay half of the underwriting discounts and commissions ($5,250,000, or 3.5% of the gross proceeds) in connection with the consummation of the Proposed Offering and will place 3.5% of the gross proceeds ($5,250,000), as deferred discounts and commissions, in the Trust Account. The underwriters have agreed to defer the underwriting discounts and commissions until the consummation of the initial Business Combination. Upon the consummation of the initial Business Combination, the deferred underwriting discounts and commissions, reduced ratably by the

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of the Proposed Offering held in the Trust Account. The underwriters have waived their right to receive payment of the 3.5% of the gross proceeds upon the Company’s liquidation if the Company is unable to complete a Business Combination. The Company will not pay any discount related to the warrants sold in the private placement.

Note 4—Deferred Offering Costs

Offering costs consist of legal, underwriting and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

Note 5—Note Payable to Affiliate and Related Party Transactions

On March 13, 2008, the Company borrowed $250,000 in the form of an unsecured promissory note from CR Acquisition I, LLC (the “Sponsor”) to cover expenses related to this offering. The note bears an interest rate of 4% per annum and is payable on the earlier of March 13, 2009 or upon the consummation of the Proposed Offering by the Company. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

The Company has agreed to pay an aggregate of $10,000 a month for office space and general and administrative services to Prentice Capital Management, LP, the manager of the Sponsor. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial Business Combination; or (ii) the liquidation of the Company.

Note 6—Commitments and Contingencies

The Company has granted the underwriters a 30-day option to purchase up to 2,250,000 additional Units to cover the over-allotment.

Pursuant to proposed letter agreements with the Company, the Initial Stockholders have waived their right to receive distributions with respect to the Founders’ Common Stock upon the Company’s liquidation.

The Sponsor has agreed to purchase from the Company, in the aggregate, 4,550,000 warrants for $4,550,000 (the “Sponsor Warrants”). The purchase of the Sponsor Warrants shall occur immediately prior to the pricing of the Proposed Offering but shall be sold on a private placement basis. The proceeds the Company receives from this purchase will be placed in the Trust Account. The Sponsor Warrants are identical to the warrants offered in the Proposed Offering, except that (a) the Sponsor Warrants may be exercised on a cashless basis so long as they are held by the initial holder thereof; (b) subject to certain exceptions, the Sponsor Warrants are not subject to redemption so long as they are held by the initial holder thereof or a permitted transferee; and (c) the Sponsor Warrants are not transferable or saleable until they are released from escrow upon the consummation of a Business Combination.

The Company believes the purchase price of these warrants approximates the fair value of such warrants based on the trading prices of warrants issued as part of units in the public offerings of similarly-situated blank check companies during the fourth quarter of 2007 and first quarter of 2008. The Company calculated the warrant value on the first trade date as a percentage of the combined value of the warrant and common stock on the date they both

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

began trading separately for each of those companies. The warrant valuations of the companies that were analyzed ranged from $0.55 to $1.05 per warrant, with a mean of $0.80 and a median of $0.79 per warrant. However, if it is determined, at the time of the Proposed Offering, that the fair value of such warrants exceeds the $1.00 purchase price, the Company would record compensation expense for the excess of the fair value of the warrants on the day of the purchase over the $1.00 purchase price in accordance with SFAS 123R.

The holder of the Sponsor Warrants (or underlying securities) will be entitled to registration rights with respect to the Sponsor Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.

Note 7—Founder Units

On March 13, 2008, the Initial Stockholders purchased an aggregate of 4,312,500 units for an aggregate amount of $25,000, or approximately $0.006 per unit. Each unit consists of one share of common stock (a “Founders’ Common Stock”), and one warrant to purchase a share of common stock (a “Founders’ Warrant”).

The Founders’ Common Stock are identical to the shares of common stock included in the units being sold in the Proposed Offering, except that the Founders’ Common Stock are subject to the transfer restrictions described below:

•

the Initial Stockholders have agreed to vote their Founders’ Common Stock in the same manner as a majority of shares of public stock are voted in connection with the vote required to approve a business combination, an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a business combination, and an extension period. These voting restrictions will no longer be effective after the consummation of the initial Business Combination;

•	the Initial Stockholders will not be able to exercise conversion rights granted to the Public Stockholders with respect to the Founders’ Common Stock; and

•	the Initial Stockholders have waived their rights to participate in any liquidation distribution with respect to the Founders’ Common Stock if the Company fails to consummate a Business Combination.

The Founders’ Warrants are identical to those included in the units being sold in the Proposed Offering, except that:

•	the Founders’ Warrants are subject to the transfer restrictions described below;

•

the Founders’ Warrants may not be exercised unless and until the last sale price of the Company’s common stock on the American Stock Exchange, or other national securities exchange on which the Company’s common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $13.75 per share for any 20 trading days within any 30 trading day period after the consummation of the Company’s initial Business Combination;

•	the Founders’ Warrants will be exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current;

•	the Founders’ Warrants will not be redeemable by the Company as long as they are held by the Initial Stockholders or their permitted transferees; and

•	the Founders’ Warrants may by exercised by the holders by paying cash or on a cashless basis.

CR ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS—Concluded

The Initial Stockholders have agreed, except in limited circumstances, not to sell or otherwise transfer any of the Founders’ Common Stock or Founders’ Warrants until 180 days after the completion of an initial Business Combination. If the Company declares dividends payable in shares of common stock after the consummation of an initial Business Combination, such dividends will be subject to the same transfer restrictions until 180 days following the initial Business Combination. However, the Initial Stockholders will be permitted to transfer their Founders’ Common Stock and Founders’ Warrants to persons or entities affiliated with the Initial Stockholders, provided that the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Initial Stockholders.

Note 8—Stockholder’s Equity

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors. No shares were issued and outstanding as of March 19, 2008.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of common stock with a par value of $.0001 per share.

The holders of the common stock are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the Board of Directors.

As of March 19, 2008, 4,312,500 shares of common stock were issued and outstanding, of which 562,500 shares of common stock are subject to mandatory forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Stockholders will own 20% of the issued and outstanding shares after the Proposed Offering.

Note 9—Legal

There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until  , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CR Acquisition Corp.

$150,000,000

15,000,000 Units

Deutsche Bank Securities

Jefferies & Company

Cowen and Company

Prospectus

 , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$6,779
FINRA registration fee	17,750
American Stock Exchange application and listing fees	70,000
Trustee fee(1)	3,000
Accounting fees and expenses	60,000
Printing and engraving expenses	50,000
Legal fees and expenses	350,000
Miscellaneous expenses(2)	42,471

Total	$600,000

(1)

In addition to the fees charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company approximately $4,000 for acting as escrow agent, $2,500 for acting as warrant agent, a closing fee of $3,500 upon the consummation of this offering and an annual fee of $12,000 for acting as transfer agent of the registrant’s securities.

(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Article Ninth of our amended and restated certificate of incorporation provides, in part:

“The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.”

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under

Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Pursuant to the Form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities.

(a) On March 13, 2008, we sold 4,312,500 founder units to our sponsor without registration under the Securities Act of 1933, as amended. Up to 562,500 of these units will be forfeited by our sponsor, to the extent the underwriters do not fully exercise the over-allotment option granted to them. Our sponsor is an “accredited investor” as defined under Regulation D of the Securities Act of 1933, as amended. As such, the foregoing units were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The units were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.006 per unit. No underwriting discounts or commissions were paid with respect to such sales. In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founding stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founding stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement.

(b) We will enter into an agreement to sell 4,550,000 sponsor warrants to our sponsor without registration under the Securities Act of 1933, as amended. The foregoing warrants will be issued immediately prior to the pricing of this offering, and the recipient of such warrants will be an “accredited investor” as defined under Regulation D of the Securities Act of 1933, as amended. As such, the foregoing warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The warrants will be sold for an aggregate offering price of $4,550,000 at a purchase price of $1.00 per warrant. No underwriting discounts or commissions will be paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.

Exhibit No.	Description
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo P.C.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company, and the Founders.
10.3	Sponsor Warrant Subscription Agreement between the Registrant and CR Acquisition I, LLC, dated May 23, 2008.
10.4	Form of Registration Rights Agreement between the Registrant and the Founders.
10.5	Form of Letter Agreement entered into with CR Acquisition I, LLC.
10.6	Form of Letter Agreement entered into with Michael Zimmerman.
10.7	Form of Letter Agreement entered into with Joel R. Wiest.
10.8	Form of Letter Agreement entered into with Mario Ciampi.
10.9	Form of Letter Agreement entered into with Jeffry M. Aronsson.
10.10	Form of Letter Agreement entered into with William R. Blumberg.
10.11	Form of Letter Agreement entered into with Melanie B. Cox.
10.12	Amended and Restated Founder Unit Subscription Agreement between the Registrant and the Founders, dated April 2, 2008.**
10.13	Promissory Note, dated March 13, 2008, issued to CR Acquisition I, LLC in the amount of $250,000.**
10.14	Form of Administrative Services Agreement, by and between the Registrant and Prentice Capital Management, LP.
10.15	Indemnification Agreement between the Registrant and Prentice Capital Partners, LP, Prentice Capital Partners QP, LP and Prentice Capital Offshore, Ltd, dated May 23, 2008.
10.16	Form of Indemnification Agreement between the Registrant and officers and directors of the Registrant.
14	Code of Ethics.*
23.1	Consent of Marcum & Kliegman LLP.
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo P.C. (included in Exhibit 5.1).*
24.1	Power of Attorney.**
99.1	Form of Charter of the Audit Committee of the Board of Directors.*
99.2	Form of Charter of the Nominating Committee of the Board of Directors.*

*	To be filed by amendment.

**	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of May, 2008.

CR ACQUISITION CORP.

By:	/s/ Mario Ciampi Name: Mario Ciampi Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature		Title	Date
/s/ Mario Ciampi Mario Ciampi		Chief Executive Officer and President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 23, 2008
* Joel R. Wiest		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2008
* Michael Zimmerman		Chairman of the Board of Directors	May 23, 2008
* Jeffry M. Aronsson		Director	May 23, 2008
* William R. Blumberg		Director	May 23, 2008
* Melanie B. Cox		Director	May 23, 2008
*By:	/s/ Mario Ciampi Mario Ciampi Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo P.C.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company, and the Founders.
10.3	Sponsor Warrant Subscription Agreement between the Registrant and CR Acquisition I, LLC, dated May 23, 2008.
10.4	Form of Registration Rights Agreement among the Registrant and the Founders.
10.5	Form of Letter Agreement entered into with CR Acquisition I, LLC.
10.6	Form of Letter Agreement entered into with Michael Zimmerman.
10.7	Form of Letter Agreement entered into with Joel R. Wiest.
10.8	Form of Letter Agreement entered into with Mario Ciampi.
10.9	Form of Letter Agreement entered into with Jeffry M. Aronsson.
10.10	Form of Letter Agreement entered into with William R. Blumberg.
10.11	Form of Letter Agreement entered into with Melanie B. Cox.
10.12	Amended and Restated Founder Unit Subscription Agreement between the Registrant and the Founders, dated April 2, 2008.**
10.13	Promissory Note, dated March 13, 2008, issued to CR Acquisition I, LLC in the amount of $250,000.**
10.14	Form of Administrative Services Agreement, by and between the Registrant and Prentice Capital Management, LP.
10.15	Indemnification Agreement among the Registrant and Prentice Capital Partners, LP, Prentice Capital Partners QP, LP and Prentice Capital Offshore, Ltd, dated May 23, 2008.
10.16	Form of Indemnification Agreement between the Registrant and officers and directors of the Registrant.
14	Code of Ethics.*
23.1	Consent of Marcum & Kliegman LLP.
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo P.C. (included in Exhibit 5.1).*
24.1	Power of Attorney.**
99.1	Form of Charter of the Audit Committee of the Board of Directors.*
99.2	Form of Charter of the Nominating Committee of the Board of Directors.*

*	To be filed by amendment.

**	Previously filed.